Exhibit 10.72A


SPARTA PHARMACEUTICALS, INC. HAS OMITTED FROM THIS EXHIBIT 10.72A PORTIONS OF THE AGREEMENT FOR WHICH SPARTA PHARMACEUTICALS, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED
"[   ]" AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE
SECURITIES AND EXCHANGE COMMISSION.



                                LICENSE AGREEMENT


                                     between


                             PI RESEARCH CORPORATION

                                     and the


                      TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA


                                        for


                                ALPHA ANTICHYMOTRYPSIN


                                         and


                                  C1 ESTERASE INHIBITOR


                                     JANUARY 2, 1992

               License between PI Research Corporation and the Trustees of the University of Pennsylvania

                                         Contents

         License Agreement for Alpha-1 Antichymotrypsin
                                      and C1 Esterase Inhibitor

         Attachment A:   Protatek Cooperative Research Agreement
                               of 10/1/87 ("Protatek CRA")

         Attachment B:   Protatek Alpha-1 Antichymotrypsin License

         Attachment C:   Protatek C1 Esterase License Agreement

         Attachment D:   Protatek-PIRC-Penn Assignment Agreement
                                   of 9/6/91

         Attachment E:   PIRC/Penn Stock Purchase Agreement; PIRC
                                    Charter and By-Laws

         Attachment F:   PIRC/Penn Collaborative Research Agreement
                                    of 3/1/91

                         Attachment 1:  Scope of Work and
                                              Schedule of Payments
                         Attachment 2:  Additional Provisions
                                              for License Agreement
                         Attachment 3:  Confidentiality Agreement

         Attachment G:   Rubin Stock Agreement

         Attachment H:   Rubin Consultancy Agreement

         Attachment I:   Cooperman Stock Agreement

         Attachment J:   Cooperman Consultancy Agreement

         Attachment K:   Schechter Stock Agreement

         Attachment L:   Schechter Consultancy Agreement

         Attachment M:   Mei-Wang Stock Agreement

         Attachment N:   Mei-Wang Consultancy Agreement

         Attachment O:   Letter Agreement among Investigators and
                                      University

                                                               Signature Version

                                  License Agreement for
                               Alpha-1 Antichymotrypsin and
                                  C1 Esterase Inhibitor

             This LICENSE AGREEMENT is made as of the Second day of January, 1992 by and between THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA, a nonprofit corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "University"), PI Research Corporation, a corporation organized and existing under the laws of Delaware ("Licensee" or "Company").

                                     R E C I T A L S

             A. On October 1, 1987 Protatek International, Inc. ("Protatek"), a company then based in Minneapolis, MN entered a cooperative research agreement with the University for the development of human protease inhibitors. This Agreement is appended as Attachment A and is referred to as "Protatek CRA."

             B. Dr. Harvey Rubin, an assistant professor of medicine at the University, was the principal investigator under the Protatek CRA and has assigned all rights, title and interest in and to the Licensed Technology (as defined below) to the University.

             C. On September 27, 1988, Protatek, which had moved to St. Paul, MN in the intervening period, entered two License Agreements with the University. One of these agreements was for the human protease inhibitor, alpha-1 Antichymotrypsin (Attachment B). The second of these agreements was for the human protease inhibitor, C1 Esterase Inhibitor (Attachment C).

             D. Protatek has offered, and the Company has accepted, an agreement ("Attachment D"), dated September 6, 1991, under which certain rights held by Protatek virtue of the cooperative research and license agreements in Attachments A, B, and C were assigned by Protatek to Licensee in exchange for considerations to Protatek and University as described in Attachment D and Stock Purchase Agreement
         (Attachment E).

             E. Company has undertaken and fulfilled the obligations of Protatek to University under the cooperative research agreement in Attachment A, which has terminated. Company and

         License Agreement between PI Research Corporation and Penn            2
         January 2, 1992

         University desire to continue cooperative research under a new Collaborative Research Agreement with the University, dated March 1, 1991 ("Collaborative Research Agreement"), and appended as Attachment F.

             F. In order to clarify, update and expand the terms of the license arrangements set forth in Attachments B and C, Company and University hereby agree that this License Agreement ("Agreement") is in substitution for and replaces the license agreements in Attachments B and C, which agreements the parties agree shall be automatically terminated upon execution of this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                               ARTICLE 1: DEFINITIONS

         1.1          Definitions. This Agreement has several defined
                      -----------
         terms in common with the Collaborative Research Agreement. The following terms as set forth herein shall have the following meaning:

         1.2          "Affiliate" means, when used with reference to Licensee,
                      ----------
         any person directly or indirectly controlling, controlled by or under common control with Licensee. For purposes of this Agreement, "control" means the direct or indirect ownership of over 50% of the outstanding voting securities of an entity, or the right to receive over 50% of the profits or earnings of a person, or the right to control the policy decisions of a person.

         1.3          "Bankruptcy Event" means the person in question becomes
                       ----------------
         insolvent, or voluntary or involuntary proceedings by or against such person are instituted in bankruptcy or under such insolvency law, or a receiver or custodian is appointed for such person, or proceedings are instituted by or against such person for corporate reorganization or the dissolution of such person, which proceedings, if voluntary, shall not have been dismissed within sixty (60) days after the date of filing, or such person makes an assignment for the benefit of creditors, or substantially all of the assets of such person are seized or attached and not released within sixty (60) days thereafter.

         1.4          "Calendar Quarter" means each three-month period, or any
                       ----------------
         portion thereof, beginning on January 1, April 1, July 1 and October 1.

         1.5          "Confidential Information" means (i) the Technical
                       ------------------------
         Information, (ii) any other information or material in tangible form that is marked as confidential or proprietary by the furnishing party at the time it is delivered to the receiving party, and (iii) information that is furnished

         License Agreement between PI Research Corporation and Penn          3
         January 2, 1992

         orally if the furnishing party identifies such information as confidential or proprietary when it is disclosed and confirms such designation in writing within 30 days after such disclosure.

         1.6         "Drug" means (i) an article intended for use in the
                      ----
         diagnosis, cure, mitigation, treatment, or prevention of disease in man or other animals; or (ii) an article intended to affect the structure of any function of the body of man or other animals that requires FDA approval as a drug.

         1.7          "Effective Date" means the first date when the University
                       --------------
         and Licensee have executed this Agreement.

         1.8          "Federal Government Interest" means the rights, if
                       ---------------------------
         applicable, of the United States Government under Public Laws 96-517, 97-256 and 98-620, codified at 35 U.S.C. Paragraphs 200-212, and any regulations issued thereunder, as such statute or regulations may be amended from time to time hereafter.

         1.9          "Field" means Technical Information, technology and know-
                       -----
         how relating to the protease inhibitors alpha-1 Antichymotrypsin and C-1 Esterase Inhibitor, and improvements related thereto developed by Dr. Harvey Rubin and/or any other Investigator, or University laboratory personnel during the performance of the Collaborative Research Agreement.

         1.10        "Joint Patented Product" means anything which is made, made
                      ----------------------
         for, used or sold, which manufacture, use or sale is covered by any Valid Claim of a Joint Patent in any country.

         1.11        "Joint Patents" means patents and patent applications
                     ---------------
         together with any and all patents issuing thereupon, continuation, divisional, and re-issue applications thereof and continuation-in-part applications thereof claiming inventions within the Field and any United States or foreign patents granted upon such applications based upon inventions and improvements discovered or made by Principal Investigator and/or any other Investigator jointly with one or more inventors of Licensee, within the Field during the term of this Agreement or the Collaborative Research Agreement.

         1.12        "Licensed Patents" means United States Patent Applications,
                     ------------------
         Serial Numbers 370,704, "Alpha-1 Antichymotrypsin Analogues and Methods of Production and any patent applications filed by the University on C1 Esterase Inhibitors, and related foreign patents and patent applications, if any, together with any and all patents issuing thereupon, including continuation, divisional and re-issue application and continuation-in-part applications

         License Agreement between PI Research Corporation and Penn            4
         January 2, 1992

         thereof claiming inventions within the Field, and any United States or foreign patents granted upon such applications based upon inventions and improvements discovered by University through Dr. Harvey Rubin and/or any other Investigator or University laboratory personnel within the Field during the term of this Agreement or as a result of performance of the Work Scope set forth in the Collaborative Research Agreement between the parties.

         1.13        "Licensed Product(s)" means and includes all products the
                     ---------------------
         manufacture, composition, use, sale or other disposition of which (i) is subject to one or more Valid Claims of a Licensed Patent or (ii) is subject to one or more Valid Claims of a Joint Patent.

         1.14        "Licensed Technology" means the Licensed Patents and the
                     ---------------------
         Technical Information.

         1.15         "Net Sales Price" means the gross amount charged by
                      -----------------
         Licensee for the sale of a Licensed Product, net of returns and credits for rejected goods, and after deducting (i) trade, quantity and cash discounts actually allowed, (ii) sales, use or other similar taxes, the legal incidence of which is on Licensee, and (iii) freight allowances, packing charges, insurance and customs duties, to the extent any of the foregoing are identified on the invoice for the Licensed Product, and (iv) uncollectible receivables which are past due 120 days or more. If a Licensed Product is sold for consideration other than solely cash, the fair market value of such other consideration shall be included in the Net Sales Price.

         1.16          "Person" or "person" means any corporation, partnership,
                       --------    --------
         joint venture or natural person.

         1.17        "Principal Investigator" or "Investigators" refers
                     ------------------------    ---------------
         respectively to the Principal Investigator Harvey Rubin, M.D., Ph.D., Assistant Professor of Medicine at University, and to Investigators Barry S. Cooperman, Ph.D., Professor of Chemistry, Norman Schechter, Ph.D., Research Professor of Dermatology and Zai-Mei Wang, Ph.D., Research Associate Infectious Diseases, all at University.

         1.18         "Sale," "sale" or any variation thereof means the sale,
                      --------------
         assignment, lease or other disposition of a Licensed Product by Licensee to a non-Affiliate. A Licensed Product shall be deemed to have been sold for purposes of calculating royalties under Article III hereof upon the first to occur of the following: (i) the transfer of title in the Licensed Product from Licensee to a non-Affiliate; or (ii) shipment of the Licensed Product from the manufacturing facilities of Licensee to a non-Affiliate.

         License Agreement between PI Research Corporation and Penn            5
         January 2, 1992

         1.19        "Technical Information" means and includes all technical
                     -----------------------
         information, trade secrets, developments, formulae, processes and other information developed by Dr. Harvey Rubin and/or other Principal Investigator that the University owns or possesses and that relates to the use of alpha-1 Antichymotrypsin and/or C1 Esterase Inhibitor in the Field, including by way of illustration and not limitation, designs, data, drawings, documents, models, and other similar information. "Technical Information" shall exclude any of the foregoing that are included in a claim of the Licensed Patents.

         1.20        "Valid Claim" means a claim of an unexpired Licensed Patent
                     -------------
         that has not been withdrawn, cancelled or disclaimed or held invalid by a court or governmental authority of competent jurisdiction in an unappealed or unappealable decision, or a claim of a pending patent application.

                               Article II: Grant of License

         2.1         Licensed Technology Grant. University grants to Licensee
                     --------------------------
         for the term of this Agreement an exclusive license, with right to sublicense, to make, use, have made or sell Licensed Products and products incorporating Technical Information throughout the world, subject to the terms and conditions herein.

         2.2         Exclusive but for Non-Profit Use. The license grant of this
                     ---------------------------------
         Article is exclusive but for the reserved right of the University to use and permit the use of by non-profit organizations, without cost and in confidence, the Licensed Patents, the Joint Patent Rights, and the Technical Information solely for educational and research purposes on a non-commercial basis, subject to the prior written consent of Licensee for each such use, such consent not to be unreasonably withheld.

         2.3         Right to Sublicense. The right to sublicense conferred upon
                     --------------------
         Licensee under this Agreement is subject to the following conditions:

             (a) Licensee shall forward to the University, promptly upon execution, a complete and accurate written copy of each sublicense granted hereunder.

             (b) In each sublicense, the sublicensee shall be prohibited from further sublicensing and shall acknowledge that it is subject to the terms and conditions of the License granted to Licensee under this Agreement.

             (c) Notwithstanding any such sublicense, Licensee shall remain primarily liable to the University for all of the Licensee's duties and obligations contained in this

         License Agreement between PI Research Corporation and Penn            6
         January 2, 1992

         Agreement, and any act or omission of a sublicensee which would be a breach of this Agreement if performed by Licensee shall be deemed to be a breach by Licensee of this Agreement.

             (d) If Licensee becomes subject to a Bankruptcy Event, all payments then or thereafter due and owing to Licensee from its sublicensees shall upon notice from the University to any such sublicensee become payable directly to the University for the account of the Licensee; provided however, that the University shall remit to Licensee the amount by which such payments exceed the amounts owed by licensee to the University.

         2.4          No Riqhts by Implication. No rights or licenses with
                      -------------------------
         respect to the Licensed Technology are granted or deemed granted hereunder or in connection herewith, other than those rights or licenses expressly granted in this Agreement.

         2.5          Federal Government Interest. Licensee acknowledges that in
                      ----------------------------
         accordance with the Federal Government Interest, the United States Government retains certain rights in inventions funded in whole or in part under any contract, grant or similar agreement with a Federal agency. The license to the Licensed Technology granted under this
         Article II is expressly subject to all such rights.

                                  Article III: Royalties

         3.1         License Fee. In consideration of the Assignment Agreement
                     ------------
         in Attachment D, Licensee has issued, on the Effective Date of this Agreement, common shares in the Licensee to the following parties:

             (a) To University a grant of [     ] shares subject to the terms
         and conditions described in Attachment E ("University Stock Purchase
         Agreement"), such shares constituting an [                ] fully
         diluted interest in the Licensee at the Effective Date of this Agreement;

                    (b) To Dr. Harvey Rubin an opportunity to
         purchase [            ] subject to the terms and conditions
         as described in Attachment G ("Rubin Stock Agreement) and Attachment H ("Rubin Consultancy Agreement"), such shares
         constituting a [                     ] fully diluted interest in
         the Licensee at the Effective Date of  this Agreement;

             (c) To Dr. Barry Cooperman, University Professor of Chemistry and Investigator, an opportunity to purchase
         [     ] shares subject  to the terms and conditions described in
         Attachment I ("Cooperman Stock Agreement") and Attachment

         License Agreement between PI Research Corporation and Penn           7
         January 2, 1992

         J ("Cooperman Consultancy Agreement"), such shares constituting a
         [                    ] fully diluted interest in the Licensee as of
         the Effective Date of this Agreement;

             (d) To Dr. Norman Schechter, University Research Professor of Dermatology and Investigator, an opportunity to
         purchase [      ] shares subject to the terms and conditions
         described in Attachment K ("Schechter Stock Agreement") and
         Attachment L ("Schechter Consultantancy Agreement") such
         shares constituting a [                                ] fully
         diluted interest in the Licensee as of the Effective Date of this Agreement;

             (e) To Dr. Zhai-Mei Wang, University Research Associate for Infectious Disease and Investigator an
         opportunity to purchase [      ] shares subject to the terms
         and conditions described in Attachment M ("Wang Stock
         Agreement") and Attachment N ("Wang Consultancy Agreement"), such
         shares constituting a [                    ] fully diluted interest
         in the Licensee as of the Effective Date of this Agreement;

             (f) The provisions of this paragraph 3.1 are further accepted by the Investigators in the letter agreement appearing in Attachment O.

             (g) No additional up-front payment or fee upon execution of this Agreement is due to the University by Licensee.

         3.2         Royalties. In consideration of the exclusive Licensed
                     ---------
         Technology grant herein, Licensee shall pay royalties to the University on the following basis:

             (a) Licensee shall pay to University a royalty of [               ]
         of the Net Sales Price of each Licensed Product sold by Licensee, and, subject to Section 3.11, such royalty rate shall not be subject to reduction by Licensee if Licensee must acquire, for any reason, patent rights from third parties in order to practice Licensed Technology or sell Licensed Products.

             (b) Licensee shall be exempt from the payment of royalties for sale of products that incorporate Technical Information, provided such products do not incorporate Licensed Patents. Royalty free sales of such products incorporating only Technical Information shall not apply if Licensee, University, Principal Investigators and Investigators agree in writing that Technical Information disclosed by University to Licensee, which is otherwise patentable, shall be maintained as a trade secret. In such

         License Agreement between PI Research Corporation and Penn           8
         January 2, 1992

         case a product incorporating such trade secret shall bear
         the royal described in Section 3.2 herein for the lesser
         of [              ] years following first commercial sale of
         such product(s), or for as long as such Technical Information is maintained as a trade secret.

             (c) Licensee shall pay to the University the lesser of
         [            ] of all royalties, license fees, advances and other
         payments (however characterized) received by Licensee pursuant to a
         sublicense of any rights granted Licensee hereunder, or [            ]
         of such sublicensee's Net Sales for such Licensed Products sold by such sublicenses. Any noncash consideration received by the Licensee from sublicensees in lieu of a license fee or on account of sales of Licensed Product shall be valued at its fair market value as of the date of receipt. Monies paid to Licensee exclusively to fund research and development or clinical testing are not subject to any royalty to the University.

             (d) Sales of any Licensed Product shall not be subject to more than
         one assessment of the [                 ]  royalty due University,
         regardless of the number of Licensed Patents or Joint Patents, or uses of Technical Information treated as trade secret, that are applicable to such Licensed Product.

          3.3       Diligence Obligations of Licensee
                    ---------------------------------

             (a) In lieu of diligence fees paid to the University, Licensee agrees to fund, until such time as minimum royalties are due under
         Section 3.4 hereunder, development of Licensed Technologies in annual amounts substantially similar to the annual budgeted amount of the Collaborative Research Agreement. Such development work may be funded at the University, in the facilities of the Licensee, in the facilities of a sublicensee, or in other venue reasonably capable of conducting such development. Licensee may employ its own capital, or governmental or commercial contract revenues in fulfillment of this obligation. Funds expended by a sublicensee, and appropriately documented and reported, shall also be applicable to this obligation of Licensee.

             (b) In order to fulfill its obligations under 3.3(a) herein through February 29, 1992, Licenses shall support research at the University under the terms of the Collaborative Research Agreement and in such amounts as described in the budget of the Collaborative Research Agreement.

         3.4          Minimum Royalties. Licensee shall pay to Licensor as a
                      -----------------
         nonrefundable advance against royalties during the ensuing year, minimum annual royalties on the following

         License Agreement between PI Research Corporation and Penn            9
         January 2, 1992

         dates in the corresponding amounts (the "Minimum Royalties"):

                    Minimum Royalty           Fiscal Year Beginning
                    $ [        ]              July 1, 1997
                                                        --
                    $ [        ]              July 1, 1998
                                                        --
                    $ [        ]              July 1, 1999
                                                        --
                    $ [        ]              July 1 of each fiscal
                                                   year thereafter


         Minimum royalties shall be available for full credit against Royalties due under Section 3.2 during the year in which such Minimum Royalties are paid and during subsequent years until the amount of the credit is fully used. In any year that a minimum royalty is due, if the Licensee sponsors research at the University in the Field under the Principal Investigator during that year, the full amount of research funding paid may be applied as a credit against minimum royalties due in that year and in subsequent years until the full amount of credit is fully used.

         3.5          Sales to Federal Government. To the extent required by the
                      ---------------------------
         Federal Government Interest, sales by Licensee to the United States Government shall not be subject to royalty.

         3.6         Payments. Royalties payable under Section 3.2 hereof shall
                     --------
         be paid within (30) days following the last day of the Calendar Quarter in which the royalties accrue. After termination of this Agreement, the final royalty payment shall be made in accordance with the provisions of Article 9.4 hereof. Payments may be deemed paid as of the day on which they are received at the account designated pursuant to Article 3.8.

         3.7         Reports. Licensee shall deliver to the University within
                     -------
         thirty (30) days after the end of each Calendar Quarter a report, certified by the chief financial officer of Licensee, setting forth in reasonable detail the calculation of the royalties payable to the University for such Calendar Quarter, including, without limitation, the Licensed Product sold in each country during such Calendar Quarter, the Net Sales Price thereof, all compensation received from sublicensees, and the amount of Minimum Royalties available for credit for the corresponding Calendar Quarter.

         3.8        Currency, Place of Payment, Interest.
                    ------------------------------------

             (a) All dollar amounts referred to in this Agreement are expressed in United States dollars. All payments to the University under this Agreement shall be made in United States dollars (or other legal currency of the United States) by check payable to "The Trustees of the University of Pennsylvania."

         License Agreement between PI Research  Corporation and Penn          10
         January  2, 1992

             (b) If Licensee receives revenues from sales of Licensed Products in a currency other than United States dollars, royalties shall be converted into United States dollars at the conversion rate for the foreign currency as published in the Eastern edition of The Wall Street
                                                                 ---------------
         Journal as of the last date of the Calendar Quarter. If at any time
         --------
         legal restrictions prevent the prompt remittance of part or all royalties by Licensee or any sublicensee with respect to any country where a Licensed Product is sold, Licensee or such sublicensee shall have the right and option to make such payments by depositing the amount thereof in local currency to the University's account in a bank or other depository in such country; provided, however, that if such legal restrictions are not removed within one (1) year after the date such account is established, Licensee shall then remit promptly to the University an amount in United States dollars equal to the deferred royalties held in such account. Upon receipt of these deferred royalties by the University, Licensee shall be entitled to transfer to its own account all corresponding amounts held on behalf of the University in the local bank or depository.

             (c) Amounts that are not paid when due shall accrue interest from the due date until paid, at a rate equal to then prevailing prime rate
         of interest plus [                   ].  The University may treat
         unpaid payments as a breach of this Agreement notwithstanding the payment of interest.

         3.9         Records. Licensee will maintain and cause its sublicensees
                     -------
         to maintain, complete and accurate books and record which enable the royalties payable hereunder to be verified. The records for each Calendar Quarter shall be maintained for five years after the submission of each report under Section 3.7 hereof. Upon reasonable prior notice to Licensee, the University and its accountants shall have access to the books and records of Licensee and its sublicensees to conduct a review or audit thereof. Such access shall be available not more than once each calendar year, during normal business hours, and for three years after the expiration or termination of this Agreement. If the University determines that Licensee has underpaid royalties by 10% or more, Licensee will pay the costs and expenses of the University's accountant in connection with its review or audit.

         3.10        Duration of Royalty Obligations. Except as described in
                     -------------------------------
         Section 3.2(b) herein, Licensee's royalty obligations for a Licensed Product shall terminate on a [


                                                                              ]

         Licenee Agreement between PI Research Corporation and Penn           11
         January 2, 1992

         [
                                                                    ]

         3.11        Mandatory Licensing.       In the event that Licensee is
                     -------------------
         required by judgment, final order, or agreement with a third party to settle litigation, to acquire one or mere royalty-bearing licenses from a third party in order to fully exercise in a given country the rights granted by the University hereunder, then Licensee shall be entitled to
         credit an amount equal to [                  ] of the royalties
         actually paid to such a third party against royalties payable to the University under Section 3.2 hereof for Licensed Products sold in that country, provided however that for any calendar quarter such
         credits do not exceed [                       ] of the royalties
         payable to the University in such calendar quarter.

         3.12        Cumulative Credits. Under no circumstances shall Licensee
                     ------------------
         be entitled to receive credits against royalties payable to the University under Section 3.2 hereof that, for any Calendar Quarter,
         exceed in the aggregate [                          ]  of the
         royalties payable to the University under that section in such calendar quarter. This provision does not apply to credits under Sections 3.4 and 7.2(e but otherwise applies to any credit Licensee may receive without limitation, under Sections 3.11, 6.3 or 7.1(d) hereof.

         3.13       Unlicensed Sales by Third Parties. In the event that the
                    ---------------------------------
         total sales of any Licensed Product in any country by unlicensed third parties, based on bona fide information reporting such revenue by an
         unlicensed third party, equals or exceeds [                     ] of
         the total revenue of          Licensee, its Affiliates and its
         sublicensees for sale of such Licensed Product in said country, then the royalty rate provided in Section 3.2 hereof for such
         Licensed Product in such country shall be reduced to [             ]
         such royalty rate for Calendar Quarters so affected. This provision shall have no effect if Licensee fails to use reasonable efforts to terminate such unlicensed sales.

                     Article IV: Certain Obligations of the Licensee

          4.1       Licensee Efforts; Reporting.
                    ---------------------------
                    (a) Licensee shall use its best efforts to develop for commercial use and to market Licensed Products as soon as practicable, consistent with sound and reasonable business practices. In this connection, the parties acknowledge that the Licensed Technology has only recently been invented and that substantial additional effort, expense and time, as well as regulatory approval, will be required before manufacture and sales of any Licensed Product will be possible.

         License Agreement between PI Research Corporation and Penn          12
         January 2, 1992

             (b) Licensee shall provide the University on each June 1 and December 1 with written reports, setting forth in such detail as the University may reasonably request, the progress of the development, evaluation, testing and commercialization of the Licensed Products. Licensee also shall notify the University within thirty (30) days after the first commercial sale of a Licensed Product.

         4.2        Compliance with Laws.
                    --------------------
                    (a) Licensee shall comply with all prevailing laws, rules and regulations pertaining to the development, testing, manufacture, marketing and import or export of the Licensed Products. Without limiting the foregoing, Licensee acknowledges that the transfer of certain commodities and technical data is subject to United States laws controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations, among other things, prohibit or require a license for the export of certain types of data to specified countries. Licensee will comply with all United States laws and regulations controlling the export of commodities and technical data, and will be solely responsible for any violation thereof by License~e of its sublicensees.

             (b) To the extent required by the Federal Government Interest, all Licensed Products to be used or sold in the United States shall be manufactured substantially in the United States, and Licensee shall take such actions necessary to assure that it and its sublicensees comply with the obligations imposed by this Section 4.2(b).

         4.3         Government Approvals. Licensee will be responsible for
                     --------------------
         obtaining at its cost and expense, all governmental approval required to commercially market the Licensed Products.

         4.4         Patent Notices, etc. Licensee shall mark the Licensed
                     -------------------
         Products sold in the United States with all applicable patent numbers. All Licensed Products shipped to and sold/or sold in other countries shall be marked and labeled in such a manner as to conform with all applicable laws of the country where the Licensed Products are sold.

         4.5         Security Interest. In consideration of the license and
                     -----------------
         other rights granted in this Agreement, Licensee hereby grants to the University a security interest in any interest Licensee may have in the Licensed Technology to secure performance of Licensee's obligations under this Agreement. Upon default by Licensee or if Licensee becomes subject to a Bankruptcy Event, the University shall have all the rights and remedies of a secured party under the Uniform Commercial Code. Licensee shall execute any such instruments

         License Agreement between PI Research Corporation and Penn          13
         January 2, 1992

         or documents as shall be required to evidence and perfect such security interest in any jurisdiction.

                        Article V: Warranties and Representations

         5.1          Representations and Warranties of the University. The
                      ------------------------------------------------
         University represents and warrants to the Licensee that: (a) this Agreement, when executed and delivered by the University, will be the legal, valid and binding obligation of the University, enforceable against the University in accordance with its terms; (b) the University has not granted rights in or to the Licensed Technology to any person other than the Licensee, except to the extent provided by Federal Government Interest; (c) the University does not have any knowledge that the Licensed Technology infringes the proprietary rights of any third party; and (d) the University does not have any knowledge of any patent or other proprietary technology of the University other than the Licensed Patents and the Technical Information which would be required to make, have made, use and sell the Licensed Products and to practice under the Licensed Technology in connection therewith. However, the University gives no representation or warranty that any patent within the Licensed Patents will be granted or, if granted, that any such patent will be valid. The representations and warranties in clauses
         (b), (c), and (d) hereof are to the knowledge of the University, based upon conversations with certain officials of the University. The University has made no independent investigation, examination or review of the matters which are subject to the foregoing representations.

         5.2             Representations and Warranties of Licensee.
                         ------------------------------------------
         Licensee represents and warrants to the University as follows:

             (a) Licensee is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to execute, deliver and perform this Agreement;

             (b) this Agreement, when executed and delivered by Licensee, will be the legal, valid and binding obligation of Licensee, enforceable against Licensee in accordance with its terms; and,

             (c) the execution, delivery and performance of this Agreement by Licensee does not conflict with, or constitute a breach or default under, (i) the charter documents of Licensee, (ii) any law, order, judgment or governmental rule or regulation applicable to Licensee, or
         (iii) any provision of any material agreement, contract, commitment or instrument to which Licensee is a party; and the execution, delivery and performance of this Agreement by Licensee does not require the consent, approval or

         License Agreement between PI Research Corporation and Penn         14
         January 2, 1992

         authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority.

                  Article VI:Limitation on Liability and Indemnification

         6.1          No Warranties; Limitation on Liability. EXCEPT AS
                      --------------------------------------
         EXPLICITLY SET FORTH IN SECTION 5.1 HEREOF, THE LICENSED TECHNOLOGY IS PROVIDED ON AN "AS IS" BASIS AND THE UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE LICENSED TECHNOLOGY OR THE LICENSED PRODUCTS. BY WAY OF EXAMPLE BUT NOT OF LIMITATION, THE UNIVERSITY MAKES NO REPRESENTATIONS OR WARRANTIES
         (i) OF COMMERCIAL UTILITY, (ii) OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR (iii) THAT THE USE OF THE LICENSED TECHNOLOGY WILL NOT INFRINGE ANY PATENT, COPYRIGHT OR TRADEMARK OR OTHER PROPRIETARY RIGHT OR PROPERTY RIGHTS OF OTHERS. THE UNIVERSITY SHALL NOT BE LIABLE TO LICENSEE, LICENSEE'S SUCCESSORS OR ASSIGNS OR ANY THIRD PARTY WITH RESPECT TO ANY CLAIM ON ACCOUNT OF, OR ARISING FROM, THE USE OF INFORMATION IN CONNECTION WITH THE LICENSED TECHNOLOGY SUPPLIED HEREUNDER OR THE MANUFACTURE, USE OR SALE OF LICENSED PRODUCTS OR ANY OTHER MATERIAL DERIVED THEREFROM. THE UNIVERSITY SHALL NOT BE LIABLE TO LICENSEE OR ANY OTHER PERSON FOR ANY LOSS OF PROFITS, LOSS OF BUSINESS OR INTERRUPTION OF BUSINESS, OR FROM ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND INCURRED BY LICENSEE OR ANY OTHER PERSON WHETHER UNDER THIS AGREEMENT OR OTHERWISE, EVEN IF THE UNIVERSITY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS.

         6.2         Licensee Indemnification. Licensee will defend, indemnify
                     ------------------------
         and hold harmless the University, its trustees, officers, faculty, agents and employees, and students (collectively, the "Indemnified Parties") from and against any and all liability, loss, damage, action, claim or expense suffered or incurred by the Indemnified Parties (including reasonable attorney's fees) (individually, a "Liability" and collectively, the "Liabilities") which results from or arises out of (a) the development, use, manufacture, promotion, sale, or other disposition of the Licensed Technology and any Licensed Products, or information, results or inventions arising from the Collaborative Research Agreement by Licensee, its Affiliates, assignees, sublicenses, vendors or other third parties; (b) breach by Licensee of any covenant or agreement contained in this Agreement or the Collaborative Research Agreement; (c) Licensee's use of the Research Inventions or any results of the Collaborative Research conducted under the Collaborative Research Agreement and (d) the successful enforcement by an Indemnified Party of its rights under this Section
         6.2. Without limiting the foregoing, Licensee will indemnify and hold harmless the Indemnified Parties from and against any Liabilities resulting from:

         License Agreement between PI Research Corporation and Penn           15
         January 2, 1992

             (i) any product liability or other claim of any kind related to the use by a third party of a Licensed Product that was manufactured, sold or otherwise disposed of by Licensee, its Affiliates, assignees, sublicensees, vendors or other third parties;

             (ii) a claim by a third party that the Licensed Technology or the design, composition, manufacture, use, sale or other disposition of any Licensed Product infringes or violates any patent, copyright, trademark or other intellectual property rights of such third party; and

             (iii) clinical trials or studies conducted by or on behalf of Licensee relating to the Licensed Products, including, without limitation, any claim by or on behalf of a human subject of any such clinical trial or study, any claim arising from the procedures specified in any protocol used in any such clinical trial or study, any claim or deviation, authorized or unauthorized, from the protocols of any such clinical trial or study, and any claim resulting from or arising out of the manufacture or quality control by a third party of any substance administered in any clinical trial or study.

         6.3          Procedures. The Indemnified Party shall promptly notify
                      ----------
         Licensee of any claim or action giving rise to a Liability subject to the provisions of Section 6.2. Licensee shall have the right to defend any such claim or action, at its cost and expense. Licensee shall not settle or compromise any such claim or action in a manner that imposes any restrictions or obligations on the University or grants any rights to the Licensed Technology, without the University's written consent which consent shall not be unreasonably withheld. If Licensee fails or declines to assume the defense of any such claim or action within thirty (30) days after notice thereof, the University may assume the defense of such claim or action for the account and at the risk of the Licensee. Licensee shall pay promptly to the Indemnified Party any Liabilities to which the foregoing indemnity relates, as incurred. The indemnification rights of the University or other Indemnified Party contained herein are in addition to all other rights which such Indemnified Party may have at law or in equity or otherwise. Notwithstanding the foregoing, in the event of settlement, judgment or other final resolution of a claim by a third party under Section 6.2
         (ii) hereof requiring Licensee to pay royalties to such third party for Licensed Products sold in a given country, Licensee shall have the right to credit the full amount of such payment against the royalties payable to the University under Section 3.2 for sales of Licensed Products in such country, provided however, that for any calendar quarter such credits do not exceed fifty percent (50%) of the royalties payable to the University in

         License Agreement between PI Research Corporation and Penn           16
         January 2, 1992

         such Calendar Quarter. Unused credits may be applied in subsequent quarters until the credit is fully used.

         6.4          Product Liability Insurance. Beginning with the
                      ---------------------------
         commencement of human clinical trials and, for ten (10) years after Licensee ceases manufacturing and marketing the Licensed Products, Licensee shall maintain general and product liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 in the aggregate, issued by an insurance company rated A or better and naming the University as an additional insured. The minimum insurance amounts specified herein shall not be deemed a limitation on Licensee's indemnification liability under this Agreement. Licensee shall provide the University with copies of the endorsements to such policies, upon request of the University. Licensee shall notify the University at least thirty (30) days prior to cancellation of any such coverage. The University shall receive a royalty on any insurance award constituting compensation to Licensee for lost profits on the sale of Licensed Products.

                          Article VII: Patents and Infringement

         7.1        Prosecution of Patents.
                    ----------------------
                    (a) The University shall be responsible for and shall control the preparation, prosecution and maintenance, both domestic and foreign, of the Licensed Patents and any other rights included in the Licensed Technology. Licensee shall have the right, at its own expense, to review and comment upon all patent filings, office actions and related submissions within such time limits as University shall reasonably impose in any given instance. Licensee shall reimburse the University for all documented expenses (including legal fees, filing and maintenance fees or other governmental charges) incurred subsequent to the Effective Date of this Agreement in connection with the filing, prosecution and maintenance of the Licensed Patents or other Licensed Technology.

             (b) Licensee and the University shall mutually determine the countries, both domestic and foreign, where the Licensed Patents will be prosecuted and maintained. If Licensee declines to pay for patent preparation and filing, prosecution and maintenance costs in any jurisdiction, the University may do so at its cost and expense but such patents shall be excluded from the definition of Licensed Patents.

             (c) If the University elects not to file, prosecute or maintain any patent or patent application included in the Licensed Patents, it shall notify Licensee at least sixty (60) days prior to taking, or not taking, any action which would result in abandonment, withdrawal, or lapse of such patent or patent application. Licensee shall

         License Agreement between PI Research Corporation and Penn           17
         January 2, 1992

         then have the right to file, prosecute or maintain the patent or patent application.

             (d) Licensee may credit against running royalty payments due under
         Section 3.2 herein one hundred percent (100%) of any amount reimbursed to University or paid directly by Licensee for the filing, prosecution or maintenance of Licensed Patents in the United States or other foreign jurisdictions. Such credits are subject to the limitations of
         Section 3.12, but Licensee may apply unused credits from quarter to quarter until such credits are used.

             (e) Each party shall cooperate with the other party to execute all lawful papers and instruments and to make all rightful oaths and declarations as may be necessary in the preparation and prosecution of all such patents and other applications and protections referred to in this Section 7.1.

         7.2         Ownership. The University shall retain all right, title and
                     ---------
         interest in and to the Licensed Patents or other Licensed Technology. Licensee shall have the right, but not the obligation, to enforce the Licensed Patents and to prosecute any infringement of the Licensed Patents at its own expense. In such an event, the University shall cooperate with Licensee, at Licensee's expense. Licensee shall not settle or compromise any such suit in a manner that imposes any obligations or restrictions on the University or grants any rights to the Licensed Technology, without the University's written consent which consent shall not be unreasonably withheld.

             (b) If Licensee fails to prosecute such infringement within ninety
         (90) days after receiving notice thereof, the University shall have the right, but not the
                                                                -
         obligation, to prosecute such infringement at its own expense. In such event, Licensee shall cooperate with the University, at the University's expense.

             (c) Any recovery obtained by the prosecuting party as a result of such proceeding, by settlement or otherwise, shall be applied first to reimburse the expenses of the litigation, dollar for dollar, incurred by each of the Licensee or the University, if the University has incurred such expenses as prosecuting party or has been subject to royalty credits under 7.2(e) herein. Three-fourths of any remaining funds shall be paid to the prosecuting party, and one-fourth to the other party, be it the Licensee or the University as the case may be.

             (d) In the event that a claim or suit is asserted or brought against Licensee that the manufacture or sale of the Licensed Product by Licensee or its Affiliates,

         License Agreement between PI Research Corporation and Penn         18
         January 2, 1992

         subsidiaries, or sublicensees, or the use of the Licensed Product by any customer of the foregoing entities infringes a patent or patents of a third party, Licensee shall give written notice of such claim or suit to the University. Licensee may in its sole discretion decide to change or modify the Licensed Product to avoid such infringement or, if no such change is made, to settle on terms that Licensee deems in its sole discretion right and proper, subject to subsection (g) below. Otherwise, Licensee shall have the right, but not the obligation, to defend any such claims or suit for infringement brought against it by the third party and if required by law or if requested by University, to join University as a party defendant. In the event Licensee elects not to defend such claim or suit, the University shall have the option to defend such claim or suit.

             (e) In the event Licensee (i) initiates an action to enforce Licensed Patents or (ii) defends a suit for infringement, Licensee may credit against royalties due under this Agreement an amount equal to up to fifty percent(50%) of expenses incurred but not recovered in bringing such action or defending such suit. Licensee will make an accounting of all such expenses as part of its reporting obligations under Article 3. The limitations on the use of royalty credits as described in Paragraph 3.12 shall not apply to credits granted under 7.2(e) herein. Unused credits in any given Calendar Quarter may be carried into subsequent quarters until all credits are used.

             (f) Licensee shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer of the Licensed Patents to prevent future infringements. Amounts received from any such sublicensee constituting retroactive royalties shall be considered amounts received in settlement and accounted for under
         Section 7.2(c) above. Otherwise, amounts received from such sublicensee shall be treated as sublicense revenues under Section 3.2(c) above.

             (g) Licensee shall not compromise or settle any claim or action in any manner that would affect the rights of the University without the consent of the University. The University shall not compromise or settle any claim or action in any manner that would affect the right of the Licensee without the consent of Licensee.

             (h) Nothing contained in this Section 7.2 shall be deemed to limit in any way Licensee's indemnification obligations under Sections 6.2 and 6.3 of this Agreement.

         7.3          Certain Notices. Licensee shall notify the University at
                      ---------------
         least sixty (60) days before the Licensee uses or exports the Licensed Technology or any Licensed Product in or to any country outside of the United States, to allow

         License Agreement between PI Research Corporation and Penn           19
         January 2, 1992

         the University to make any patent filings or to take other actions necessary to protect the Licensed Technology.


                       Article VIII: Confidentiality

          Confidentiality.
          ---------------

                      (a) During the term of this Agreement and for a
         period of [          ] thereafter, Licensee and its
         sublicensees shall maintain in confidence and shall not disclose to any third party the Confidential Information received pursuant to the Agreement, without the prior written consent of the University. The foregoing obligation shall not apply to:

             (i) information that is known to Licensee or independently developed by Licensee prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed to the University upon receipt of the Confidential Information;

             (ii) information disclosed to Licensee by a third party that has a right to make such disclosure;

             (iii) information that becomes patented, published or otherwise part of the public domain as a result of acts by the University or a third person obtaining such information as a matter of right; or

             (iv) information that is required to be disclosed by order of the U.S. Food and Drug Administration or similar authority or a court of competent jurisdiction; provided that the parties shall use their best efforts to obtain confidential treatment of such information by the agency or court.

             (b) Licensee will take all reasonable steps to protect the Confidential Information of the University with the same degree of care Licensee uses to protect its own confidential or proprietary information. Without limiting the foregoing, Licensee shall ensure that all of its employees having access to the Confidential Information of the University are obligated to abide by Licensee's obligations hereunder.

             (c) The University shall not be obligated to accept any Confidential Information of the Licensee. If Licensee desires to furnish any such Confidential Information to any University personnel, Licensee may request such individual to sign a confidentiality agreement with Licensee in the form of Attachment 3 to Attachment F hereto. The University bears no institutional responsibility

         License Agreement between PI Research Corporation and Penn          20
         January 2, 1992

         for maintaining the confidentiality of any Confidential Information of Licensee.

         8.2        Publication.
                    -----------
                    (a) Licensee acknowledges that the basic objective of research and development activities of the University is the generation of new knowledge and its expeditious dissemination. To further that objective, the University retains the right, at its discretion, to demonstrate, publish or publicize a description of the Licensed Technology and any results of research conducted by the University with the Licensed Technology, subject to the provisions of clauses (b) and (c) below.

             (b) Should the University desire to disclose publicly, in writing or by oral presentation, Confidential Information related to the Licensed Technology for which a patent application has not been filed, the University shall notify Licensee in writing of its intention at least thirty (30) days before submission of such material that would make such disclosure. The University shall include with such notice a description of the oral presentation or, in the case of a manuscript or other proposed written disclosure, a current draft of such written disclosure. Licensee may request the University, no later than thirty
         (30) days following the receipt of the University's notice, to file a patent application, copyright or other appropriate form of intellectual property protection related to the information to be disclosed. All such filings shall be subject to the provisions of Section 7.1 of this Agreement. Upon receipt of such request, the University shall arrange for a short delay in publication, not to exceed sixty (60) days, to permit filing of a patent or other application by the University, or if the University declines to file such application, to permit Licensee to make such a filing. If University receives no such request from Licensee to delay submission of material making such disclosure, University may submit such material for publication or presentation provided that University first confirms in a reasonable way that Licensee has received and reviewed such materials.

             (c) If the University desires to demonstrate, publish or publicize Confidential Information related to the Licensed Technology that is not patentable in the United States, and Licensee objects to such proposed disclosure within the time period specified in clause (b) above, the parties will negotiate in good faith to determine whether the proposed disclosure can be modified or withheld, consistent with the objectives of each party. In no event shall the University be prohibited from proceeding with any such publication.

             Use of Name. Nothing contained in this Agreement shall be construed
             -----------
         as conferring any right to use any name,

         License Agreement between PI Research Corporation and Penn           21
           ~
         January 2, 1992

         trade name, trademark, or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing), or the name of any trustee, director, officer or employee thereof, without the express prior written approval of the affected party, except where, upon advice of counsel, such use is required to comply with any law or regulation of a governing body having jurisdiction over a party or over the making, using or selling of a Licensed Product. Each party hereto further agrees not to use or refer to this Agreement or any license granted hereunder in any promotional activity associated with Licensed Products, without the express prior written approval of the other party.

                             Article IX: Term and Termination

         9.1         Term. This Agreement and the license granted herein shall
                     ----
         commence on the date first set forth above and shall continue, subject
         to earlier termination under Sections 9.2 or 9.3 hereof, [         ]

         9.2        Termination by the University.
                    -----------------------------
                    (a) Upon the occurrence of any of the events set forth below ("Events of Default"), the University shall have the right to terminate this Agreement by giving written notice of termination, such termination effective as described in each event:

                        (i) nonpayment of any amount payable to the
         University that is continuing [          ] calendar days
         after the University gives licensee written notice of such nonpayment;

             (ii) breach by Licensee of any covenant (other than a payment breach referred to in clause (i) above) or any representation or
         warranty contained in this Agreement that is continuing [   ] calendar
         days after the University gives Licensee written notice of such breach; notwithstanding the foregoing, if Licensee violates the laws, regulations or other legal authority in any jurisdiction relating to the development, use, storage, or marketing of the Licensed Products in a way that the University deems in its reasonable judgment to constitute a public safety or health hazard, the University may immediately terminate the license hereunder in the applicable jurisdiction, but the remainder of the Agreement shall continue in all other jurisdictions.

             (iii) Licensee fails to comply with the terms of the license granted under Section 2.1 hereof and such noncompliance is continuing
         [   ] calendar days

         License Agreement between PI Research Corporation and Penn          22
         January 2, 1992

         after the University gives Licensee notice of such noncompliance;

             (iv) Licensee becomes subject to a Bankruptcy Event;

             (v) the dissolution or cessation of operations by Licensee.

             (b) No exercise by the University of any right of termination shall constitute a waiver of any right of the University for recovery of any monies then due to it hereunder or any other right or remedy the University may have at law or under this Agreement.

         9.3         Termination by Licensee. Licensee shall have the right to
                     -----------------------
         terminate this Agreement, at any time and with or
         without cause, [     ] written notice to the University.

         9.4         Rights and Duties Upon Termination. Within thirty (30) days
                     ----------------------------------
         after termination of this Agreement, each party shall return to the other party any Confidential Information of the other party. Licensee shall provide the University with a written inventory of all Licensed Products in process of manufacture or in stock, and Licensee (and its Affiliates and sublicensees) shall have the privilege of disposing of such Licensed Products in process of manufacture or in stock at the time notice of termination is served, provided, however, that Licensee shall pay royalties on any Net Sales of such Licensed Products at the rate and at the time herein provided and shall render reports thereon in the manner herein provided.

         9.5         Sublicenses. Any sublicense granted by Licensee under
                     -----------
         Sections 2.1 and 2.3 of this Agreement may survive termination in accordance with the terms of such sublicense, provided however, that such sublicensee becomes the direct licensee of the University.

         9.6         Provisions Surviving Termination. Licensee's obligation to
                     --------------------------------
         pay any royalties accrued but unpaid prior to termination of this Agreement shall survive such termination. In addition, Sections 2.5, 3.8, 3.9, 7.1, 7.2, 8.1. 8.3, 9.4, 9.5, 9.6, 9.7, 10.1, 10.5 and
         Articles 5 and 6 and any other provisions required to interpret the rights and obligations of the parties arising prior to the termination date shall survive expiration or termination of this Agreement.

         9.7         Notification and Authorization under Drug Price Competition
                     -----------------------------------------------------------
         and Patent Term Restoration.
         ---------------------------
             (a) The University shall notify Licensee of (i) the issuance of each U.S. patent included within the

         License Agreement between PI Research Corporation and Penn           23
         ~a January 2, 1992

         Licensed Patents, giving the date of issue and patent number for each such patent, and (ii) each notice pertaining to any patent included within the Licensed Patents which it receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act (the "Act"), including but not necessarily limited to notices pursuant to section 101 and 103 of the Act from persons who have filed an abbreviated NDA or a "paper" NDA. Such notices shall be given promptly, but in any event within ten (10) days of each such patent's date of issue or receipt of each such notice pursuant to the Act, whichever is applicable.

             (b) The University hereby authorizes Licensee to include in any NDA for a Licensed Product, as Licensee may deem appropriate under the Act, a list of patents included within the Licensed Patents identifying the University as patent owner that relate to such Licensed Product and such other information as is required to be filed pursuant to the Act. The University agrees as patent owner under the Act to apply for an extension of the term of any patent included within the Licensed Patents, as patent owner under the Act, upon request by and at the expense of Licensee. The University also agrees to execute such documents and take such additional action as the U.S. Patent and Trademark Office or U.S. Food and Drug Administration may require in connection therewith; provided however, that the University's costs in connection with this Section 9.7 are reimbursed by Licensee.

                             Article X: Additional Provisions

          10.1      Arbitration.
                    -----------
                    (a) All disputes arising between the University and Licensee under this Agreement shall be settled by arbitration conducted in the English language in accordance with the Commercial Arbitration Rules of the American Arbitration Association relating to voluntary arbitrations with a panel of three arbitrators. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. Any arbitration proceeding instituted by either party under this Agreement shall be brought in Philadelphia, Pennsylvania.

             (b) Any award rendered by the arbitrators shall be final and binding upon the parties hereto. Judgment upon the award may be entered in any court of record of competent jurisdiction. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equal shared unless the arbitrators assess as part of their award all or any part of the arbitration expenses of one party (including reasonable attorneys' fees) against the other party.

         License Agreement between PI Research Corporation and Penn          24
         January 2, 1992

         10.2        Assignment. No rights hereunder may be assigned by the
                     ----------
         Licensee directly, unless by merger or acquisition of Licensee, without the express written consent of the University; provided, however, that Licensee may assign the same to an Affiliate that assumes all obligations of Licensee under this Agreement or to any entity in connection with any merger, acquisition or sale of all or substantially all of its business relating to the Licensed
         Products. Any prohibited assignment of this Agreement or rights hereunder shall be null and void. No assignment shall relieve
         Licensee of-responsibility for the performance of any accrued obligations which it has prior to such assignment less the University consents in writing to the release of such accrued obligations. This agreement shall inure to the benefit of permitted assigns of Licensee.

         10.3        No Waiver. A waiver by either party of a breach or
                     ---------
         violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision of this Agreement.

         10.4        Independent Contractor. Nothing herein shall be deemed to
                     ----------------------
         establish a relationship of principal and agent between the University and Licensee, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as constituting the University and Licensee as partners, or as creating any other form of legal association or arrangement which could impose liability upon one party for the act or failure to the act of the other party.

         10.5        Notices. Any notice under this Agreement shall be
                     -------
         sufficiently given if sent in writing by prepaid, first class, certified or registered mail, return receipt requested, addressed as follows:

         if to the University, to:
                        University of Pennsylvania Center for Technology Transfer 133 South 36th Street, Suite 419
                        Philadelphia, PA 19104
                        Attn: Director
         with copy to:
                        Office of the General Counsel University of Pennsylvania 110 College Hall
                        Philadelphia, PA 19104
                        Attn: General Counsel

         License Agreement between PI Research Corporation and Penn          25
         January 2, 1992

         if to Licensee, to:

                        PI Research Corporation c/o Mr. Robert Kunze
                              Hambrecht & Quist Life Science
                            Venture Partners One Bush Street
                        San Francisco, CA 94104
                             Attn: Chief Executive Officer

         with copy to:
                              Hambrecht & Quist Life Science
                            Venture Partners One Bush Street
                        San Francisco, CA 94104
                                  Attn: Mr. Robert Kunze

         with copy to:
                        Cooley Godward Castro Huddleson & Tatum One Maritime Plaza, 20th Floor San Francisco, CA 94111
                             Attn: Kenneth L.Guernsey, Esq.

         or to such other addresses as may be designated from time to time by Notice given in accordance with the terms of this Section.

         10.6        Entire Agreement. This Agreement embodies the entire
                     ----------------
         understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This Agreement may not be varied except by a written document signed by duly authorized representatives of both parties.

         10.7        Severability. Any of the provisions of this
                     ------------
         Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.

         10.8        Headings. Any headings and captions used in this Agreement
                     --------
         are for convenience or reference only and shall not affect its construction or interpretation.

         10.9        No Third Party Benefits. Nothing in this Agreement, express
                     -----------------------
         or implied, is intended to confer on any person other than the parties hereto or their permitted assigns, any benefits, rights or remedies.

         License Agreement between PI Research Corporation and Penn          26
         January 2, 1992

         10.10             Governing Law. This Agreement shall be construed,
                           -------------
         governed, interpreted and applied in accordance with the laws of the State of Delaware, without giving effect to conflict of law provisions.

         10.11             Counterparts. This Agreement shall become binding
                           ------------
         when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have duly executed this License Agreement as of the date first above written.


         For The Trustees of the        For PI Research Corporation
         University of Pennsylvania


         /s/ Stephen M. Sammut          /s/ Robert Kunze
         ---------------------------    ---------------------------
         Stephen M.Sammut               Robert Kunze
         Director, Center for           Chairman
              Technology Transfer


         Agreed to and Acknowledged:


         /s/ Harvey Rubin               /s/ Barry Cooperman
         -------------------------      -----------------------
         Dr. Harvey Rubin               Dr. Barry Coopenman
         Principal Investigator         Investigator


         /s/ Norman Schechter           /s/ Zhai-Mei Wang
         -------------------------      ------------------------
         Dr. Norman Schechter           ~Dr. Zhai-Mei Wang
         Investigator                   Investigator

         Attachment  A:  Protatek  Cooperative  Research  Agreement
                         of  10/1/87 ("Protatek CRA")

                      Cooperative Research
                      Agreement Between
                      University of Pennsylvania
                      and Protatek International

Table of Contents

Article 1. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1   Field of the Agreement   . . . . . . . . . . . . . . . . . . . 1
     1.2   Sponsored Research   . . . . . . . . . . . . . . . . . . . . . 1
     1.3   The General Research   . . . . . . . . . . . . . . . . . . . . 1
     1.4   Specific Research  . . . . . . . . . . . . . . . . . . . . . . 1
     1.5   Proprietary Information  . . . . . . . . . . . . . . . . . . . 1
     1.6   Confidential Information   . . . . . . . . . . . . . . . . . . 1
     1.7   Invention  . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.8   Patent Expenses  . . . . . . . . . . . . . . . . . . . . . . . 2
     1.9   Principal Investigators  . . . . . . . . . . . . . . . . . . . 2

Article 2. Sponsored Research . . . . . . . . . . . . . . . . . . . . . . 2
     2.1   Sponsored Research will consist of both the General
           Research protocol and Specific Research projects . . . . . . . 2

Article 3. Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     3.1   Protatek agrees to pay to PENN   . . . . . . . . . . . . . . . 2
     3.2   PENN is under no obligation to fund  . . . . . . . . . . . . . 2
     3.3   When three or more Research Projects   . . . . . . . . . . . . 2

Article 4. Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Article 5. Publication  . . . . . . . . . . . . . . . . . . . . . . . . . 3
     5.1   PENN retains the right to publish the results. . . . . . . . . 3
     5.2   All publications will be treated as invention disclosures. . . 3
     5.3   PENN agrees to use its best efforts in its publications not to jeopardize  . . . . . . . . . . . . . . . . . . . . . . . . 3

Article 6. Handling of Confidential Information   . . . . . . . . . . . . 3
     6.1    Each party to this agreement will handle  . . . . . . . . . . 3
     6.2    In order to minimize the potential  . . . . . . . . . . . . . 3
     6.3    Such obligations of confidentiality and limited use . . . . . 3

Article 7. Title to Inventions ..........................................

 Article 8. Patent Applications and Expenses  . . . . . . . . . . . . . . 4
 .    8.1   Control of the preparation. . . . . . . . . . . . . . . . .    4
     8.2   All expenses  . . . . . . . . . . . . . . . . . . . . . . . .  4

  Article 9. Transfer of Rights to Commercialize Intellectual Property
            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4


    9.1    From time 10 time, the results of the General
            Research    . . . . . . . . . . . . . . . .. . . . . . . . .  4
    9.1.1  The Research Results are of no interest to
                      Protatek  . . . . . . . . . . . .  . . . . . . . .  4

    9.1.2   The Research Results are insufficient to
            support a viable patent   . . . . . . . . . . . . . . . . . . 4
    9.1.3   The Research Results can be demonstrated
            to have been previously known   . . . . . . . . . . . . . . . 4

             9.1.4   The Research Results are of commercial
                              interest to Protatek   . . . . . . . . . . . . 5
             9.2   If the Research Results are insufficiently described or
                    incomplete   . . . . . . . . . . . . . . . . . . . . . . 5
             9.3   If Protatek should elect not to file a patent application 5
             9.4   PENN hereby grants and Protatek hereby accepts . . . . . .5
             9.5   Should Protatek and PENN fail to reach agreement
                    regarding the terms  . . . . . . . . . . . . . . . . . . 5

         Article 10. Term and Termination  . . . . . . . . . . . . . . . . . 6
             10.1   The intent of the parties  . . . . . . . . . . . . . . . 6
             10.2   Should either party to this agreement be at fault. . . . 6
             10.3   Protatek may terminate this agreement  . . . . . . . . . 6
             10.4   PENN may terminate this Agreement  . . . . . . . . . . . 6
             10.5   Surviving termination  . . . . . . . . . . . . . . . . . 6

         Article 11. Miscellaneous   . . . . . . . . . . . . . . . . . . . . 6
              11.1  Notice   . . . . . . . . . . . . . . . . . . . . . . . . 6
                    ------
              11.2  Use of name  . . . . . . . . . . . . . . . . . . . . . . 7
                    -----------
              11.3  Scope  .  . . . . . . . . . . . . . . . . . . . . . . .  7
                    -----
              11.4  Assignability  . . . . . . . . . . . . . . . . . . . . . 7
                    -------------
              11.5  Venue  . . . . . . . . . . . . . . . . . . . . . . . . . 7
                    -----
                    IN WITNESS WHEREOF   . . . . . . . . . . . . . . . . . . 7

             THIS AGREEMENT, effective the 1st day of August 1988, is by and between The Trustees of The University of Pennsylvania, with offices at 133 South 361h Street Philadelphia, PA 19104 ("PENN"), and Protatek International, Inc with offices in Minneapolis, MN 55108 ("Protatek").

             WHEREAS, Dr. Harvey Rubin and Dr. Barry S. Cooperman, faculty members of the PENN are interested in studying Protease Inhibitors, and

             WHEREAS, Protatek is interested in such research and wishes to commercially develop and exploit the results of such research for the good of mankind; and

             WHEREAS, PENN has determined that the research program contemplated by this Agreement furthers the educational, scholarship and research objectives of PENN as a nonprofit tax-exempt educational institution;

                  NOW, THEREFORE be it agreed among the parties as follows:

         Article 1. Definitions.

         1.1 Field of the Agreement means research related to, the production of, or any application of Protease Inhibitors derived from peptides or compounds, methods, know-how, or improvements derived therefrom.

         1.2 Sponsored Research means research performed at PENN with the support of Protatek in one or both of two categories: (1) General Research in the Field of the Agreement; and (2) Specific Research directed at potential products and applications of compounds and their derivatives in the Field of the Agreement which may result from General Research.

         1.3 The General Research protocol and budget is described in Attachment A and is included herein by reference.

         1.4 Specific Research projects may be defined and included in this document as addendum labeled "Addendure SRP - n" (where n is the number of the addendum).

         1.5 Proprietary Information means any information, idea or concept which has been learned or developed by one party without the aid of the other party and which is not generally available to the public.

         1.6 Confidential Information means Proprietary lnformation or information developed as unpublished results of Sponsored Research and is marked as such. Excluded from Confidential Information is any information which:

         1.6.1 is within or comes within the public knowledge (but only when it so becomes), or

         1.6.2 developed independently by either party to this agreement outside of the scope of this Agreement, or

         1.6.3 revealed to either party by third parties authorized to reveal such information and under no obligation of confidentiality to either party to this agreement.

         1.7 Invention means any idea, improvement, or enhancement, whether patentable or not, which results from Sponsored Research.

         1.8 Patent Expenses means all out-of-pocket expenses directly related to the preparation, filing, prosecution and issuance of any domestic or foreign patent application(s) covering Inventions.

         1.9 Principal Investigators means-Dr. Rubin and/or Dr. Cooperman or should the services of either of these two not be available to PENN for any reason, any replacement whom PENN can offer who is acceptable to Protatek as indicated in writing, within sixty
               (60) days after the unavailability of either original Principal Investigator.

         Article 2. Sponsored Research.

         2.1 Sponsored Research will consist of both the General Research protocol and Specific Research projects as dictated by General and/or Specific Research results and as agreed to between the parties in writing. Once executed by both parties in writing, such Specific Research Project Addenda will be included as integral parts of this document. The Specific Research protocols and budgets as outlined in the Addenda may draw funds and research time away from the General Research protocol, or they may involve additional resources in terms of time and funding as agreed to by the parties.

         Article 3. Payment.

         3.1 Protatek agrees to pay to PENN certain moneys in order to partially defray the cost to PENN of the Sponsored Research. The schedule of payments for moneys to be paid by Protatek to PENN are contained in the Attachment B to this document which is included herein by reference and which may be amended from time to time by mutual written agreement between the parties.

         3.2    PENN is under no obligation to fund any of the Sponsored
                Research.

         3.3 When three or more Research Projects are defined and have not been terminated, Protatek agrees to pay PENN an additional
                [    ] per year for administration of intellectual property
                rights.

         Article 4. Reports.
         4.1 Principal Investigators will generally administer and supervise the Sponsored- Research, and will submit annual written scientific reports.

         Article 5. Publication.

         5.1 PENN retains the right to publish the results of Sponsored Research in scholarly journals and meetings, subject to the provisions of this Article and Article 6.

         5.2 All publications will be treated as invention disclosures for the purposes of review by Protatek for the potential disclosure of patentable inventions. Copies of all proposed publications or abstracts which result from Sponsored Research will be sent to Protatek at least forty-five (45) days in advance of the expected publication or presentation date. Should Protatek believe that such publication or abstract would constitute the disclosure of patentable material, Protatek will promptly notify PENN in writing of the relevant material, and PENN will delay publication or presentation of such article or abstract until either (a) a U.S. patent application has been filed, or (b) the relevant material has been sufficiently deleted from the proposed publication or abstract so as not to present an obvious public disclosure of patentable material. However, in no event will the requirements of
              (a) or (b) above be allowed to take longer than one hundred twenty
              (120) days.

         5.3 PENN agrees to use its best efforts in its publications not to jeopardize the commercial value of the results of Sponsored Research and will bear in mind the editorial comments of Protatek regarding disclosure of non-patentable material and potential trade secrets.

         Article 6. Handling of Confidential Information.

         6.1 Each party to this agreement will handle the other party's confidential information with the same degree of security and confidentiality with which it maintains its own confidential information, and will not use such information for any commercial purpose without first obtaining license from the owning party.

         6.2 In order to minimize the potential for accidental disclosure of Confidential Information, neither party will give the other party any Confidential Information which is not essential to the performance of the Supported Research. Further, any party receiving Confidential Information retains the right to refuse to accept Confidential Information which it feels is not essential to the Supported Research.

         6.3  Such obligations of confidentiality and limited use of
              information shall be maintained for a minimum of [    ] from the
              date of receipt of any Confidential Information by either party.

         Article 7. Title to Inventions.

        7.1 Title to any Inventions made by personnel employed by Protatek will belong to Protatek. Title to any Inventions made by personnel employed by PENN will belong to PENN. Title to Inventions made jointly by personnel employed by Protatek and personnel employed by PENN will belong jointly to Protatek and PENN.

         Article 8. Patent Applications and Expenses.

         8.1 Control of the preparation, filing and prosecution of all patent applications will reside with the party to whom the covered Invention belongs. In the case of joint ownership, control will be joint. However, both parties will cooperate as necessary in the preparation, filing and prosecution of all patent. applications covering Inventions.

         8.2 All expenses related to the preparation, filing or prosecution of patent applications covering Inventions which belong either jointly or solely to Protatek will be borne by Protatek. All expenses related to the preparation, filing or prosecution of patent applications covering Inventions which belong solely to PENN, but which Protatek wishes to make subject to the grant of the following section will be borne by Protatek. All patent expenses related to applications covering Inventions not subject to the grant of the following section will be borne by the party to whom the Invention belongs.

         Article 9. Transfer of Rights to Commercialize Intellectual Property.

         9.1 From time to time. the results of the General Research or the Specific Research protocols may produce results which may be patentable and which may become the basis for a (further) Specific Research Protocol. If at any time either party believes that any research results (from either General Research or Specific Research) should become the subject of applications for letters patent, that party will promptly notify the other party in writing, giving the details of such results.
               Within thirty (30) days of receipt of notice by Protatek from PENN, or concurrent with delivery of notice by Protatek to PENN, Protatek will inform PENN as to which of the following categories such research results belong:

         9.1.1 The Research Results are of no interest to Protatek and shall not be subject to the Grant of Article 9.4, and related patent expenses shall not be borne by Protatek.

        9.1.2 The Research Results are insufficient to support a viable patent application, but Protatek elects to retain commercial rights to the research results.

        9.1.3 The Research Results can be demonstrated to have been previously known by Protatck and developed independently by Protatek and are not therefore subject to this Agreement.

        9.1.4 The Research Results are of commercial interest to Protatek, are subject to the grant of Paragraph 9.4 of this article and Protatek agrees to bear Patent Expenses. Such Research Results may be of two types as further elected by Protatek:

        9.1.4.1 The subject of a new Specific Research Addendum; or

        9.1.4.2 The subject of either a previous Specific Research Addendum or to remain as part of the General Research Protocol.

        9.2 If the Research Results are insufficiently described or incomplete so that it becomes impossible for Protatek to make the above election without further description or consultation by PENN Protatek may hold such election in abeyance until either:
               PENN provides sufficient detail; or additional research results are obtained. In no event however, will such delay exceed ninety
               (90) days from the receipt of notice by Protatek from PENN unless specifically agreed to in writing by the parties.

         9.3 If Protatek should elect not to file a patent application under the provisions of sub-paragraph 9.1.2 for a particular research result, and PENN files, prosecutes and is issued a U.S. patent covering these same research results at its own expense, then any license to Protatek from PENN under such patent will be subject to an additional [ ] on end-products covered by such patent.

         9.4  PENN hereby grants and Protatek hereby accepts the exclusive first right to negotiate in good faith for exclusive world-wide license(s) (such license(s) may be non-exclusive at Protatek's sole discretion) under any patent for which it has borne or will bear Patent Expenses. Such grant for any specific patent application will automatically terminate six (6) months from the official date of receipt by the U.S. Patent and
              Trademark Office of the relevant patent application unless said grant is exercised as evidenced by: (i) both beginning good faith negotiations and (2) agreement to pay any related Patent Expenses. The details of each license agreement will vary from technology to technology but will generally follow the format of the License Agreement attached hereto as Attachment C and included herein by reference. The earned royalties on net sales of end-products in such license agreements will generally be
              between [     ] unless either party can provide compelling as to
              why appropriate.

         9.5 Should Protatek and PENN fail to reach agreement regarding the terms of such license, PENN will be free to negotiate license terms with third parties. However, should third party negotiations lead to license terms by PENN essentially similar to those last offered by Protatek, Protatek will be given the opportunity to take license on such terms, before any third party.

         Article 10. Term and Termination.

        10.1 The intent of the parties is that the relationship developed herein shall continue from year to year on an on-going basis from the date first written above unless terminated under the provisions included below in this Article or paragraph 1.9.

        10.2 Should either party to this agreement be at fault under the terms of this agreement, the other party may terminate this agreement
               by giving [     ] written notice of intent to terminate and the
               nature of the fault. If such fault is not corrected within the
               [     ] period, this agreement will terminate with the expiration
               of the [     ] period.

        10.3   Protatek may terminate this agreement upon [    ] prior written
               notice to PENN.

        10.4   PENN may terminate this Agreement upon [   ] prior written notice
               to Protatek if PENN can demonstrate that has notit est efforts or has substantially failed to commercialize the results of Sponsored Research, and which failure is not corrected
               during said [    ] period.

        10.5 Surviving termination of this agreement are the provisions of confidentiality and limited use of information contained in article 9, the grant of article 8, and any licenses which may have been negotiated between the parties.

         Article 11. Miscellaneous.

         11.1  Notice. Any notice required under this agreement will be
               ------
               considered given one day after such notice, properly addressed and shipped overnight service, is sent by either party. Proper address for notice is as follows:

               if to PENN:
               Office of Corporate Programs & Technology University of Pennsylvania Suite 300
               133 South 36th Street
               Philadelphia, PA 19104
               if to Protatek:
                      President
                      Protatek International, Inc.
                      1425 Energy Park Drive
                      Minneapolis, MN 55108

        11.2  Use of name. Neither party will use the name, insignia or logo
              -----------
              of the other party for any purpose without the prior express written consent of the other party.

        11.3  Scope. This Agreement constitutes the entire agreement between the
              -----
              parties and it reflects and dissolves all prior agreements and drafts related to the subject matter hereof. This agreement may be amended truly by mutual written agreement between the parties.

        11.4   Assignability. This Agreement shall be binding upon and enure to
               -------------
              the parties hereto, their successors and asignees, provided however, that any such assignment by Protatek will require the written approval of PENN. Such approval by PENN will not be withheld by PENN except for reason of situations which might jeopardize the policies, the good name of PENN, or its mission.

        11.5   Venue. This Agreement will be interpreted in and according to the
               -----
              laws of the Commonwealth of Pennsylvania.

              1N WITNESS WHEREOF, both parties set their hand

               for Protatek:,                       for PENN:

        /s/                                         /s/ George C. Sambeck
        -----------------------------               -------------------------
               Signed                               Signed


                                                    Assoc. Dir.
        -----------------------------               -------------------------
               Title                                 Title

                                                    9/21/88
        -----------------------------               -------------------------
               Date                                  Date

         Attachment B: Protatek Alpha-1 Antichymotrypsin License

                                License Agreement Between
                    The Trustees of The University of Pennsylvania and
                                Protatek International, Inc.
                                (alpha-1 Antichymotrypsin)

       Table of Contents:

       Article 1. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . 1
            1.1.  Licensed Technology  . . . . . . . . . . . . . . . . . . . . 1
            1.2.  Licensed Patent  . . . . . . . . . . . . . . . . . . . . . . 1
            1.3.  Ultimate Consumer  . . . . . . . . . . . . . . . . . . . . . 2
            1.4.  Licensed Product(s)  . . . . . . . . . . . . . . . . . . . . 2
            1.5.  Net Sales  . . . . . . . . . . . . . . . . . . . . . . . . . 2
            1.6.  Protatek is understood to include all of its Affiliates. . . 2

       Article 2. Grant  . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             2.1. PENN grants to Protatek  . . . . . . . . . . . . . . . . . . 2

       Article 3. Compliance with Laws, Regulations and Standards  . . . . . . 2
            3.1.  Protatek agrees to comply with .all governmental   . . . . . 2
            3.2.  With respect to operations by the Protatek   . . . . . . . . 2

       Article 4. Consideration  . . . . . . . . . . . . . . . . . . . . . . . 3
            4.1. In consideration of the rights granted herein, License shall pay to
                  PENN certain amounts   . . . . . . . . . . . . . . . . . . . 3
             4.2  All amounts due hereunder  . . . . . . . . . . . . . . . . . 3

       Article 5. Reports, Payments and Accounting   . . . . . . . . . . . . . 3
            5.1.  Protatek agrees to make written reports to PENN  . . . . . . 3
            5.2.  Protatek also agrees to make a similar written report to
       PENN within
                  three months after the date of the Termination   . . . . . . 3
            5.3.  Concurrently with the making of each report  . . . . . . . . 3
            5.4. Protatek agrees to keep records showing the manufacture, sales, use,
                  rentals, and leasing   . . . . . . . . . . . . . . . . . . . 3

       Article 6. Warranties and Indemnities   . . . . . . . . . . . . . . . . 3
             6.1.  Nothing in this Agreement shall be construed  . . . . . . . 3
             6.2.  PENN makes no representations and extends no warranties . . 4
             6.3. Protatek shall indemnify and hold harmless PENN against any charge or claim  . . . . . . . . . . . . . . . . . . . . . . . . . 4

        Article 7. Infringement by Others: Protection of Patents   . . . . . . 4
             7.1.  Protatek shall promptly inform PENN   . . . . . . . . . . . 4
             7.2.  Protatek and PENN shall consider whether and in what manner litigation  . . . . . . . . . . . . . . . . . . . . . . . . 5

         Article 8. Commercial Application, Sublicenses  . . . . . . . . . . . 5
             8.1.  Any sublicense granted by Protatek  . . . . . . . . . . . . 5
             8.2.  Any such sublicense may provide for the transfer of all rights and obligations of the sublicensee  . . . . . . . . .6

         Article 9. Term and Termination   . . . . . . . . . . . . . . .  6
              9.1.  The word "Termination"   . . . . . . . . . . . . . .  6
              9.2.  If Protatek shall at any time default in the payment
                                                                          6
              9.3. Protatek shall have the right to Terminate this License Agreement in respect to any or all Licensed Patents,  . . . . . .  6

         Article 10. Assignment  . . . . . . . . . . . . . . . . . . . .   7

         Article 11. Applicable Law  . . . . . . . . . . . . . . . . . .   7

         Article 12. Arbitration   . . . . . . . . . . . . . . . . . . .   7

         Article 13. Notices   . . . . . . . . . . . . . . . . . . . . .   7

         Article 14. Waiver  . . . . . . . . . . . . . . . . . . . . . .   8

         Article 15. Scope of the Agreement and Integration  . . . . . .   8

               IN WITNESS WHEREOF  . . . . . . . . . . . . . . . . . . .   9

             This Agreement is by and between The Trustees of The University of Pennsylvania, a non-profit corporation with offices at 133 South 36th Street, Philadelphia, PA 19104 (PENN), and Protatek International, Inc with Offices at 1245 Energy Park Drive, Minneapolis, MN 55108 (Protatek).

             Whereas, PENN has discovered human genetic material encoding for certain peptides which function as inhibitors of proteases; and

             Whereas, Protatek has certain proprietary know-how and trade secrets essential to the production, purification and characterization of biological materials important to the future exploitation of these protease inhibitors; and

             Whereas, PENN and Protatek have executed a Cooperative Research Agreement, specifying the terms and conditions for research in the development of such peptides into useful and valuable products; and

             Whereas, under the terms of such Cooperative Research Agreement, PENN and Protatek have agreed to certain apportionment of rights and responsibilities and the conditions of cooperation in the research and commercial development of such research results, if any; and

             Whereas, Protatek has supported, in part, the research which has lead to the results the commercialization of which is contemplated by this Agreement; and

             Whereas, PENN wishes to develop and commercially exploit, for the good of mankind, the results of such research; and

             Whereas, PENN desires to see that the results of its research are expeditiously and competently developed for the good of mankind;

         Now Therefore, be it agreed among the parties as follows:

         Article 1. Definitions
                   1.1. Licensed  Technology means  all inventions,  designs and technology related to alpha-1 Anti-Chymotrypsin encoded for by human DNA and discovered by Dr. Harvey Rubin and/or his coworkers at PENN whether patented or unpatented, including all know-how for practicing such inventions and technology related to such alpha-1 Anti-Chymotrypsin including inventions, designs and technology relating to the active site of said protease inhibitor, its analogues, and their formulation(s) and applications.

                1.2. Licensed Patent means United States letters patent or applications therefore and any corresponding foreign (to the United States) applications and foreign patents which have issued or may issue as a result of corresponding foreign patent application and any continuation, continuation-in-part, division, reissue or substitute applications based on any of the foregoing within the Licensed Technology unless and until such patent or application has been abandoned, has lapsed or has been ruled to be wholly invalid by a court of competent jurisdiction.

               1.3. Ultimate Consumer means that person or entity whose use of the product results in its destruction or loss of activity and/or loss of value.

               1.4. Licensed Product(s) means materials (including expression systems) which in the course of manufacture, use or sale would, in the absence of this license, be covered by one or more claims of Licensed Patent which have not been held invalid by a court from which no appeal may be taken.

              1.5. Net  Sales means  the  gross  sales,  received  by  Protatek, whether invoiced or not, less: returns and allowances actually granted; packing, insurance, freight out, taxes or excise duties imposed on the transaction (if separately invoiced); wholesaler discounts; and cash discounts.

               1.6. Protatek is understood to include all of its Affiliates. An Affiliate of Protatek shall mean any corporation or other business entity controlled by, controlling, or under common control with Protatek. For this purpose, "control" means direct or indirect beneficial ownership of at least fifty percent (50%) interest in the income of such corporation or other business.

         Article 2. Grant

               2.1. PENN grants to Protatek a world-wide exclusive, right and license to make, have made, use and sell Licensed Products under Licensed Patent. Such right and license shall include the right to sublicense under terms consistent with this Agreement but without further right to sublicense.

         Article 3. Compliance with Laws, Regulations and Standards

              3.1. Protatek  agrees to  comply with  all  governmental laws  and regulations applicable to the use, production and/or sale of Licensed Products.

                   With respect to operations by the Protatek in the United States, its territories and possessions, Protatek specifically expresses its intent to comply with the physical and biological containment standards set forth in the NIH Guidelines for Research Involving Recombinant DNA Molecules, dated 21 November 1980, or any subsequent amended version of U.S. Government guidelines or regulations pertaining to such activities in effect during the term of this Agreement. Protatek further agrees to cooperate with government agency(ies) authorized to monitor compliance with such containment standards.

         Article 4. Consideration

              4.1. In consideration of the rights granted herein, License shall pay to PENN certain amounts which have been agreed to in principle and will be embodied in a separate writing between  the parties. Such amounts  may
                   include   consideration    for:   License    initiation   and
                   maintentance, minimum royalties and earned royalties.

              4.2 All amounts due hereunder by Protatek to PENN shall be paid to PENN in United States Dollars and shall be paid and reported upon in a manner consistent with Article 5 hereof.

         Article 5. Reports, Payments and Accounting

              5.1  Protatek agrees to make written reports to PENN within sixty
                   (60) days of each June 30 and each December 31 during the term of this License Agreement stating in each such report the number of units and Net Sales of Licensed Product(s) upon which consideration is payable pursuant to Article
                   4 hereof for the prior six month period.

              5.2. Protatek also agrees to make a similar written report to PENN within three months after the date of the Termination of this License Agreement on Licensed Products(s) used, sold, rented, or leased by Protatek and upon which consideration is payable hereunder but which were not previously reported.

              5.3. Concurrently  with the making  of each report  required under this Article, Protatek shall pay to PENN all considerations due in connection with the transactions so reported.

               5.4. Protatek agrees to keep records showing the manufacture, sales, use, rentals, and leasing of Licensed Products in sufficient detail to enable the considerations due and payable hereunder by Protatek to be determined, and further agrees to permit its books and records to be examined from time to time, but not more than once a year, to the extent necessary to verify reports provided for in Paragraphs 5.1 and 5.2 of this Article. Such examination is to be made by an independent, certified accountant appointed by PENN, with the fees and expenses to be borne by PENN. Only those considerations due to PENN within the three year period immediately preceding the start of the audit and their supporting records, files, and books of account shall be subject to audit.

         Article 6. Warranties and Indemnities

               6.1. Nothing in this Agreement shall be construed as:

               6.1.1. A warranty or representation by PENN as to the validity or scope of any Licensed Patent;

               6.1.2. A warranty or representation that anything made, used, sold, rented or leased, under any license granted by this Agreement is or will be free from infringement of patents of third parties;

               6.1.3. An obligation to bring or prosecute actions or suit against third parties for infringement;

               6.1.4.    Conferring   a  right   to   use  in   advertising,
                         publicity, or otherwise any trademark or trade name of either party; or

               6.1.5. Granting by implication, estoppel, or otherwise any licenses or rights under patents of PENN other than
                         Licensed  Patents,   regardless  of   whether  such
                         patents dominate or are subordinate to any Licensed Patents.
                   The foregoing notwithstanding, PENN hereby informs Protatek that it knows of no patents which dominate the Licensed Patents and under which PENN has the right to grant licenses.

               6.2. PENN  makes no representations  and extends no  warranties of any kind, either expressed or implied. There are no expressed or implied warranties of merchantability or fitness for a particular purpose, or that the use of the Licensed Products will not infringe any patent, copyright, trademark, or other rights of any person.


               6.3. Protatek shall indemnify and hold harmless PENN against any charge or claim made by a third party on account of the rights and license which are objects of this License Agreement. By way of example, but without limitation,

                    PENN shall be indemnified against loss due to charges of product liability, medical malpractice and the like which may be levied against PENN on account of licensed sales pursuant to this License Agreement.

         Article 7. Infringement by Others: Protection of Patents

              7.1. Protatek   shall  promptly  inform   PENN  of  any  suspected
                   infringement of any Licensed Patent by a third party. PENN and Protatek shall consult to determine whether an infringement exists and how best to effect its abatement. This consultation and all related consultations shall be in furtherance of the community of interest extant between PENN and Protatek as exemplified by this License Agreement.

               7.2. Protatek and PENN shall consider whether and in what manner litigation or other adjudicative procedures may be brought against an infringer. PENN and Protatek each shall have the right to institute an action for infringement of a Licensed Patent against such third party in accordance with the following or such other arrangement as the parties may agree upon:

               7.2.1. If  PENN and  Protatek agree  to  institute a  suit jointly, the suit shall be brought in both their names, the out-of pocket costs thereof shall be borne equally, and recoveries, if any, whether by judgment, award, decree, or settlement, shall be shared equally. Protatek shall exercise control over such action provided, however, that PENN may, if it so desires, be represented by counsel of its own selection, the fees for which counsel shall be paid by PENN. PENN shall have the right to approve the selection of litigation counsel and the proposed litigation budget, which approval shall not unreasonably be withheld. PENN shall have the right to approve any settlement of the litigation.

                   7.2.2. In the absence of agreement to institute a suit jointly, PENN may institute suit and, at its option, join Protatek as a plaintiff. PENN shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery by way of judgment or settlement. Protatek will cooperate fully in the prosecution of any such suit.

                   7.2.3. In the absence of agreement to institute a suit jointly, and if PENN determines not to institute a suit, Protatek may institute suit, and, and its option, join PENN as a plaintiff. Protatek shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree, or settlement for past infringement. PENN will cooperate fully in the prosecution of any such suit.

                   7.2.4. Should either PENN or Protatek commence a suit under the provisions of this Article and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit provided, however, that the sharing of expenses and any recovery in such suit shall be agreed upon between PENN and Protatek.

         Article 8. Commercial Application, Sublicenses

              8.1. Any  sublicense  granted  by   Protatek  under  this  License
                   Agreement shall be consistent with the terms and conditions of this License Agreement, except that sublicense terms and conditions shall reflect that any sublicensee shall not further sublicense.

              8.2. Any such sublicense may provide for the transfer of all rights and obligations of the sublicensee, including the payment of considerations specified in such sublicenses, to PENN or its designee, in the event that this License Agreement is terminated and not promptly reinstated.

         Article 9. Term and Termination

              9.1. The word "Termination" and cognate words, such as "Term" and "Terminate," as used in this License Agreement, are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations, all of which survive any Termination to the degree necessary to permit their complete fulfillment or discharge:

                   9.1.1. Protatek's obligation to supply a terminal report as specified in Paragraph 5.2 hereof;

                   9.1.2. PENN's right to receive or recover and Protatek's obligation to pay royalties, including minimum royalties, pursuant to Articles 4 and 5 hereof, due or accruable for payment at the time of Termination;

                   9.1.3. Protatek's obligation to maintain records and PENN's right to conduct an audit as provided in Article 5 hereof;

                   9.1.4. Licenses and releases running in favor of customers of Protatek and Protatek's sublicensees with respect to Licensed Product(s) sold or transferred prior to any termination and on which consideration has been paid or is payable by Protatek to PENN as provided in Articles 4 and 8 hereof;

                   9.1.5. Any cause of action or claim of either party hereto, accrued or to accrue because of any breach or default by the other party; and

                   9.1.6. The provisions of Article 7.

              9.2. If Protatek shall at any time default in the payment of any consideration or in the making of any report hereunder, or shall commit any material breach of any covenant herein contained, or shall make any materially false report and shall fail to remedy any such default, breach, or report within ninety (90) days after written notice thereof by PENN, PENN may, at its option, Terminate this License Agreement and the licenses herein granted by notice in writing to such effect.

              9.3. Protatek shall have the right to Terminate this License
                   Agreement in respect to any or all Licensed Patents, upon
                   giving at least [    ] written notice to PENN of its
                   intention and desire to terminate.

         Article 10. Assignment
              This Agreement shall be binding upon and enure to the parties hereto, their successors and asignees, provided, however, that any such assignment by Protatek will require the written approval of PENN. Such approval by PENN will not be withheld by PENN except for reason of situations which might jeopardize the policies, the good name of PENN, or its mission.

         Article 11. Applicable Law
              This License Agreement shall be construed, interpreted, and applied in accordance with the laws of the Commonwealth of Pennsylvania.

         Article 12. Arbitration
              12.1. Any controversy arising under or related to this License Agreement, and any disputed claim by either party against the other under this License Agreement, including, without limitation, disputes relating to patent validity or infringement shall be settled by arbitration, upon the request of either party in accordance with the then-prevailing Patent Arbitration Rules of the American Arbitration Association (AAA). In the event of such controversy, the matter shall be submitted to one arbitrator knowledgeable in the field, who has been selected by mutual agreement of the parties hereto or by the AAA if the parties cannot agree.

             12.2. Any arbitration under Paragraph 13.1 hereof shall be held at Philadelphia, Pennsylvania, or such other place as may be mutually agreed upon in writing between the parties.
                   Judgment upon the award rendered by the arbitrator
                    may be entered in any court having jurisdiction thereof.

         Article 13. Notices

             13.1. All notices, demands, or other writings provided for in this Agreement to be given, made, or sent by either party to the other, shall be deemed to have been fully given, made, or sent when done in writing and deposited in the

                    United States mail, first class, postage prepaid, and addressed as follows:

                    To PENN:  University of Pennsylvania
                              Office of Research Administration
                              133 South 36th Street
                              Suite 300
                              Philadelphia, Pennsylvania 19104-3246

                        Attention: Associate Director

                   To Protatek: President
                        Protatek International, Inc.
                        1425 Energy Park Drive
                        Minneapolis, MN 55108

             13.2. The address to which any notice, demand, or other writing may be given or made or sent to any party may be changed upon written notice given by such party as above provided.

         Article 14. Waiver

              The parties covenant and agree that, if either party hereunder fails or neglects for any reason to take advantage of any of the terms of this License Agreement providing for the Termination of this License Agreement, or if a party, having the right to declare this License Agreement terminated, shall fail to do so, any such failure or neglect by such party shall not be or be deemed or be construed to be a waiver of any of the terms, covenants, or conditions of this License Agreement or of the performance thereof. None of the terms, covenants, and conditions of this License Agreement can be waived except by the written consent of the party waiving compliance.

         Article 15. Scope of the Agreement and Integration

         1.5.1. The article headings herein are for convenience only and in no manner affect the rights and obligations of the parties, nor shall they be used to interpret the provisions hereof.

         1.5.2.  This License Agreement and the above-identified Cooperative
                 Research '.   Agreement constitute the entire agreement
                 between the parties pertaining to the subject matter hereof.

             IN WITNESS WHEREOF, the parties hereto have executed this License Agreement in duplicate originals by their officers or representatives duly authorized as of the date executed.

      The Trustees of The University            For Protatek International, Inc
             of Pennsylvania

        /s/                                     /s/ George C. Sambeck
        -----------------------------           -------------------------
               Signed                           Signed

        President                               Assoc. Dir.
        -----------------------------           -------------------------
               Title                             Title
                                                9/21/88
        -----------------------------           -------------------------
               Date                              Date

         Attachment C: Protatek Cl Esterase License Agreement

                                License Agreement Between
                    The Trustees of The University of Pennsylvania
                                         and
                             Protatek International, Inc.
                                (C1 Esterase Inhibitor)

         Table of Contents:
         Article 1. Definitions  . . . . . . . . . . . . . . . . . . . . .  1
              1.1.  Licensed Technology  . . . . . . . . . . . . . . . . .  1
              1.2.  Licensed Patent  . . . . . . . . . . . . . . . . . . .  1
              1.3.  Ultimate Consumer  . . . . . . . . . . . . . . . . . .  2
              1.4.  Licensed Product(s)  . . . . . . . . . . . . . . . . .  2
              1.5.  Net Sales  . . . . . . . . . . . . . . . . . . . . . .  2
              1.6.  Protatek is understood to include all of its
                      Affiliates . . . . . . . . . . . . . . . . . . . . .  2
         Article 2. Grant  . . . . . . . . . . . . . . . . . . . . . . . .  2
               2.1. PENN grants to Protatek  . . . . . . . . . . . . . . .  2
         Article 3. Compliance with Laws, Regulations and Standards  . . .  2
              3.1.  Protatek agrees to comply with .all governmental   . .  2
              3.2.  With respect to operations by the Protatek   . . . . .  2
         Article 4. Consideration  . . . . . . . . . . . . . . . . . . . .  3
              4.1.  In consideration of the rights granted herein,
                      License shall pay to PENN certain amounts    . . . .  3
               4.2  All amounts due hereunder  . . . . . . . . . . . . . .  3
         Article 5. Reports, Payments and Accounting   . . . . . . . . . .  3
              5.1.  Protatek agrees to make written reports to PENN  . . .  3
              5.2.  Protatek also agrees to make a similar written
                      report to PENN within three months after the
                      date of the Termination  . . . . . . . . . . . . . .  3
              5.3.  Concurrently with the making of each report  . . . . .  3
              5.4.  Protatek agrees to keep records showing the
                      manufacture, sales, use, rentals, and leasing  . . .  3
         Article 6. Warranties and Indemnities   . . . . . . . . . . . . .  3
               6.1.  Nothing in this Agreement shall be construed  . . . .  3
               6.2.  PENN makes no representations and extends no
                       warranties . . . . . . . . . . . . . . . . . . . . . 4
               6.3.  Protatek shall indemnify and hold harmless PENN
                       against any charge or claim  . . . . . . . . . . . . 4
          Article 7. Infringement by Others: Protection of Patents   . . .  4
               7.1.  Protatek shall promptly inform PENN   . . . . . . . .  4
               7.2.  Protatek and PENN shall consider whether and in what manner litigation  . . . . . . . . .  . . . . . . .  5
           Article 8. Commercial Application, Sublicenses  . . . . . . . .  5
               8.1.  Any sublicense granted by Protatek  . . . . . . . . .  5
               8.2.  Any such sublicense may provide for the transfer
                       of all rights and obligations of the sublicensee  .  6

         Article 9. Term and Termination   . . . . . . . . . . . . . . . .  6
              9.1.  The word "Termination"   . . . . . . . . . . . . . . .  6
              9.2.  If Protatek shall at any time default in the payment .  6
              9.3.  Protatek shall have the right to Terminate this
                      License Agreement in respect to any or all
                      Licensed Patents,  . . . . . . . . . . . . . . . . .  6
         Article 10. Assignment  ... . . . . . . . . . . . . . . . . . . .  7
         Article 11. Applicable Law  . . . . . . . . . . . . . . . . . . .  7
         Article 12. Arbitration   . . . . . . . . . . . . . . . . . . . .  7
         Article 13. Notices   . . . . . . . . . . . . . . . . . . . . . .  7
         Article 14. Waiver  . . . . . . . . . . . . . . . . . . . . . . .  8
         Article 15. Scope of the Agreement and Integration  . . . . . . .  8
               IN WITNESS WHEREOF  . . . . . . . . . . . . . . . . . . . .  9

             This Agreement is by and between The Trustees of The University of Pennsylvania, a non-profit corporation with offices at 133 South 361h Street, Philadelphia, PA 19104 (PENN), and Protatek International, Inc with Offices at 1245 Energy Park Drive, Minneapolis, MN 55108 (Protatek).

             Whereas, PENN has discovered human genetic material encoding for certain peptides which function as inhibitors of proteases; and

             Whereas, Protatek has certain proprietary know-how and trade secrets essential to the production, purification and characterization of biological materials important to the future exploitation of these protease inhibitors; and

             Whereas, PENN and Protatek have executed a Cooperative Research Agreement, specifying the terms and conditions for research in the development of such peptides into useful and valuable products; and

             Whereas, under the terms of such Cooperative Research Agreement, PENN and Protatek have agreed to certain apportionment of rights and responsibilities and the conditions of cooperation in the research and commercial development of such research results, if any; and

             Whereas, Protatek has supported, in part, the research which has lead to the results the commercialization of which is contemplated by this Agreement; and

             Whereas, PENN wishes to develop and commercially exploit, for the good of mankind, the results of such research; and

             Whereas, PENN desires to see that the results of its research are expeditiously and competently developed for the good of mankind;

         Now Therefore, be it agreed among the parties as follows:

         Article 1. Definitions
                   1.1. Licensed  Technology means  all inventions,  designs and technology related to C1 Esterase Inhibitor encoded for by human DNA and discovered by Dr. Harvey Rubin and/or
                        his coworkers  at   PENN  whether   patented  or
                        unpatented, including all know-how for practicing such inventions and technology related to such C1 Esterase Inhibitor including inventions, designs and technology relating to the active site of said protease inhibitor, its analogues, and their formulation(s) and applications.

                1.2. Licensed Patent means United States letters patent or applications therefore and any corresponding foreign (to the United States) applications and foreign patents which have issued or may issue as a result of corresponding foreign patent application and any continuation, continuation-in-part, division, reissue or substitute applications based on any of the foregoing within the Licensed Technology unless and until such patent or application has been abandoned, has lapsed or has been ruled to be wholly invalid by a court of competent jurisdiction.

              1.3. Ultimate Consumer means that person or entity whose use of the product results in its destruction or loss of activity and/or loss of value.

              1.4. Licensed Product(s) means materials (including expression systems) which in the course of manufacture, use or sale would, in the absence of this license, be covered by one or more claims of Licensed Patent which have not been held invalid by a court from which no appeal may be taken.

              1.5. Net  Sales means  the  gross  sales,  received  by  Protatek, whether invoiced or not, less: returns and allowances actually granted; packing, insurance, freight out, taxes or excise duties imposed on the transaction (if separately invoiced); wholesaler discounts; and cash discounts.

               1.6. Protatek is understood to include all of its Affiliates. An Affiliate of Protatek shall mean any corporation or other business entity controlled by, controlling, or under common control with Protatek. For this purpose, "control" means direct or indirect beneficial ownership of at least fifty percent (50%) interest in the income of such corporation or other business.

         Article 2. Grant

               2.1. PENN grants to Protatek a world-wide exclusive, right and license to make, have made, use and sell Licensed Products under Licensed Patent. Such right and license shall include the right to sublicense under terms consistent with this Agreement but without further right to sublicense.

         Article 3. Compliance with Laws, Regulations and Standards

              3.1. Protatek  agrees to  comply with  all  governmental laws  and regulations applicable to the use, production and/or sale of Licensed Products.

               3.2. With respect to operations by the Protatek in the United States, its territories and possessions, Protatek specifically expresses its intent to comply with the physical anti biological containment standards set forth in the NIH Guidelines for Research Involving Recombinant DNA Molecules, dated 21
         November 1980, or any subsequent amended version of U.S. Government guidelines or regulations pertaining to such activities in effect during the term of this

                    Agreement. Protatek further agrees to cooperate with government agency(ies) authorized to monitor compliance with such containment standards.

         Article 4. Consideration

         4.1. In consideration of the rights granted herein, License shall pay to PENN certain amounts which have been agreed to in principle and will be embodied in a separate writing between the parties. Such amounts may include consideration for: License initiation and maintenance, minimum royalties and earned royalties.

             4.2 All amounts due hereunder by Protatek to PENN shall be paid to PENN in United States Dollars and shall be paid and reported upon in a manner consistent with Article 5 hereof.

         Article 5. Reports, Payments and Accounting

               5.1. Protatek agrees to make written reports to PENN within sixty
         (60) days of each June 30 and each December 31 during the term of this License Agreement stating in each such report the number of units and Net Sales of Licensed Product(s) upon which consideration is payable pursuant to Article 4 hereof for the prior six month period.

               5.2. Protatek also agrees to make a similar written report to PENN within three months after the date of the Termination of this License Agreement on Licensed Products(s) used, sold, rented, or leased by Protatek and upon which consideration is payable hereunder but which were not previously reported.

              5.3. Concurrently  with the making  of each report  required under this Article, Protatek shall pay to PENN all considerations due in connection with the transactions so reported.

               5.4. Protatek agrees to keep records showing the manufacture, sales, use, rentals, and leasing of Licensed Products in sufficient detail to enable the considerations due and payable hereunder by Protatek to be determined, and further agrees to pertnit its books and records to be examined from time to time, but not more than once
         a year, to the extent necessary to verify reports   provided for in
         Paragraphs 5.1 and 5.2 of this Article. Such examination is to be made by an independent, certified accountant appointed by PENN, with the fees and expenses to be borne by PENN.
         Only those considerations due to PENN within the three year period immediately preceding the start of the audit anti their supporting records, files, and books of account shall be subject to audit.

         Article 6. Warranties and Indemnities

                  6.1. Nothing in this Agreement shall be construed as:

                   6.1.1. A warranty or representation by PENN as to the validity or scope of any Licensed Patent;

                   6.1.2. A warranty or representation that anything made, used, sold, rented or leased, under any license granted by this Agreement is or will be free from infringement of patents of third parties;

                   6.1.3. An obligation to bring or prosecute actions or suit against third parties for infringement;

                   6.1.4.    Conferring   a  right   to   use  in   advertising,
                             publicity, or otherwise any trademark or trade name of either party; or

                   6.1.5. Granting by implication, estoppel, or otherwise any licenses or rights under patents of PENN other than Licensed Patents, regardless of whether such patents dominate or are subordinate to any Licensed Patents.

                   The foregoing notwithstanding, PENN hereby informs Protatek that it knows of no patents which dominate the Licensed Patents and under which PENN has the right to grant licenses.

              6.2. PENN  makes no representations  and extends no  warranties of any kind, either expressed or implied. There are no expressed or implied warranties of merchantability or fitness for a particular purpose, or that the use of the Licensed Products will not infringe any patent, copyright, trademark, or other rights of any person.

              6.3. Protatek shall indemnify and hold harmless PENN against any charge or claim made by a third party on account of the rights and license which are objects of this License Agreement. By way of example, but without limitation,

                   PENN shall be indemnified against loss due to charges of product liability, medical malpractice and the like which may be levied against PENN on account of licensed sales pursuant to this
          License Agreement.

         Article 7. Infringement by Others: Protection of Patents

              7.1. Protatek  shall  promptly   inform  PENN  of  any   suspected
                   infringement of any Licensed Patent by a third party. PENN and Protatek shall consult to determine whether an infringement exists and how best to effect its abatement. This consultation and all related consultations shall be in furtherance of the community of interest extant between PENN and Protatek as exemplified by this License Agreement.

               7.2. Protatek and PENN shall consider whether and in what manner litigation or other adjudicative procedures may be brought against an infringer. PENN and Protatek each shall have the right to institute an action for infringement of a Licensed Patent against such third party in accordance with the following or such other arrangement as the parties may agree upon:

                   7.2.1. If PENN and Protatek agreement to institute a suit jointly, the suit shall be brought in both their names, the out-of pocket costs thereof shall be borne equally, and recoveries, if any, whether by judgment, award, decree, or settlement, shall be shared equally. Protatek shall exercise control over such action provided, however, that PENN may, if it so desires, be represented by counsel of its own selection, the fees for which counsel shall be paid by PENN. PENN shall have the right to approve the selection of litigation counsel and the proposed litigation budget, which approval shall not unreasonably be withheld. PENN shall have the right to approve any settlement of the litigation.

                   7.2.2. In the absence of agreement to institute a suit jointly, PENN may institute suit and, at its option, join Protatek as a plaintiff. PENN shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery by way of judgment or settlement. Protatek will cooperate fully in the prosecution of any such suit.

                   7.2.3. In the absence of agreement to institute a suit jointly, and if PENN determines not to institute a suit, Protatek may institute suit, and, and its option, join PENN as a plaintiff. Protatek shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree, or settlement for past infringement. PENN will cooperate fully in the prosecution of any such suit.

                   7.2.4. Should either PENN or Protatek commence a suit under the provisions of this Article and thereafter elect to abandon the same, it shall give timely notice to the other party who may, if it so desires, continue prosecution of such suit provided, however, that the sharing of expenses and any recovery in such suit shall be agreed upon between PENN and Protatek.

         Article 8. Commercial Application, Sublicenses

              8.1. Any  sublicense  granted  by   Protatek  under  this  License
                   Agreement shall be consistent with the terms and conditions of this License Agreement, except that sublicense terms and conditions shall reflect that any sublicensee shall not further sublicense.

              8.2. Any such sublicense may provide for the transfer of all rights and obligations of the sublicensee, including the payment of considerations specified in such sublicenses, to PENN or its designee, in the event that this License Agreement is terminated and not promptly reinstated.

         Article 9. Term and Termination

              9.1. The word "Termination" and cognate words, such as "Term" and "Terminate," as used in this License Agreement, are to be read, except where the contrary is specifically indicated, as omitting from their effect the following rights and obligations, all of which survive any Termination to the degree necessary to permit their complete fulfillment or discharge:

                   9.1.1. Protatek's obligation to supply a terminal report as specified in Paragraph 5.2 hereof;

                   9.1.2. PENN's right to receive or recover and Protatek's obligation to pay royalties, including minimum royalties, pursuant to Articles 4 and 5 hereof, due or accruable for payment at the time of Termination;

                   9.1.3. Protatek's obligation to maintain records and PENN's right to conduct an audit as provided in Article 5 hereof;

                   9.1.4. Licenses and releases running in favor of customers of Protatek and Protatek's sublicensees with respect to Licensed Product(s) sold or transferred prior to any termination and on which consideration has been paid or is payable by Protatek to PENN as provided in Articles 4 and 8 hereof;

                   9.1.5. Any cause of action or claim of either party hereto, accrued or to accrue because of any breach or default by the other party; and

                   9.1.6. The provisions of Article 7.

              9.2. If Protatek shall at any time default in the payment of any consideration or in the making of any report hereunder, or shall commit any material breach of any covenant herein contained, or shall make any materially false report and shall fail to remedy any such default, breach, or report within ninety (90) days after written notice thereof by PENN, PENN may, at its option, Terminate this License Agreement and the licenses herein granted by notice in writing to such effect.

              9.3. Protatek shall have the right to Terminate this License
                   Agreement in respect to any or all Licensed Patents, upon
                   giving at least [    ] written notice to PENN of its
                   intention and desire to terminate.

         Article 10. Assignment
              This Agreement shall be binding upon and enure to the parties hereto, their successors and asignees, provided, however, that any such assignment by Protatek will require the written approval of PENN. Such approval by PENN will not be withheld by PENN except for reason of situations which might jeopardize the policies, the good name of PENN, or its mission.

         Article 11. Applicable Law
              This License Agreement shall be construed, interpreted, and applied in accordance with the laws of the Commonwealth of Pennsylvania.

         Article 12. Arbitration
              12.1. Any controversy arising under or related to this License Agreement, and any disputed claim by either party against the other under this License Agreement, including, without limitation, disputes relating to patent validity or infringement shall be settled by arbitration, upon the request of either party in accordance with the then-prevailing Patent Arbitration Rules of the American Arbitration Association (AAA). In the event of such controversy, the matter shall be submitted to one arbitrator knowledgeable in the field, who has been selected by mutual agreement of the parties hereto or by the AAA if the parties cannot agree.

              12.2. Any arbitration under Paragraph 13.1 hereof shall be held at Philadelphia, Pennsylvania, or such other place as may be mutually agreed upon in writing between the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         Article 13. Notices

              13.1. All notices, demands, or other writings provided for in this Agreement to be given, made, or sent by either party to the other, shall be deemed to have been fully given, made, or sent when done in writing and deposited in the United States mail, first class, postage prepaid, and addressed as follows:

                    To PENN:   University of Pennsylvania
                               Office of Research Administration
                               133 South 36th Street
                               Suite 300
                               Philadelphia, Pennsylvania 19104-3246

                        Attention: Associate Director

                   To Protatek: President
                               Protatek International, Inc.
                               1425 Energy Park Drive
                               Minneapolis, MN 55108

              13.2. The address to which any notice, demand, or other writing may be given or made or sent to any party may be changed upon written notice given by such party as above provided.

         Article 14. Waiver

              The parties covenant and agree that, if either party hereunder fails or neglects for any reason to take advantage of any of the terms of this License Agreement providing For the Termination o this License Agreement, or if a party, having the right to declare this License Agreement terminated, shall fail to do so, any such failure or neglect by such party shall not be or be deemed or be construed to be a waiver of any of the terms, covenants, or conditions of this License Agreement or of the performance thereof. None of the terms, covenants, and conditions of this License Agreement can be waived except by the written consent of the party waiving compliance.

         Article 15. Scope of the Agreement and Integration

              15.1. The article headings herein are for convenience only and in no manner affect the rights and obligations of the parties, nor shall they be used to interpret the provisions hereof.

              15.2. This License Agreement and the above-identified Cooperative Research Agreement constitute the entire agreement between the parties pertaining to the subject matter hereof.

             IN WITNESS WHEREOF, the parties hereto have executed this License Agreement in duplicate originals by their officers or representatives duly authorized as of the date executed.

      The Trustees of The University            For Protatek International, Inc
             of Pennsylvania

        /s/                                     /s/ George C. Sambeck
        -----------------------------           -------------------------
               Signed                           Signed

        President                               Assoc. Dir.
        -----------------------------           -------------------------
               Title                             Title
                                                9/21/88
        -----------------------------           -------------------------
               Date                              Date

         Attachment D: Protatek-PIRC-Penn Assignment Agreement
                             of 9/6/91

                       PI Research Corporation
                       Assignment Agreement
                       --------------------
             THIS AGREEMENT is entered into as of September 6, 1991, between PI Research Corporation, a Delaware Corporation having a place of business at One Bush Street, San Francisco, California 94104 (hereinafter referred to as the "Company"), Protatek International, Inc., a Minnesota corporation, having a place of business at 1491 Energy Park Drive, St. Paul, Minnesota 55108 (hereinafter referred to as "Protatek"), the Trustees of the University of Pennsylvania, with offices at 133 South 36th Street, Philadelphia, Pennsylvania 19104 (hereinafter referred to as the "University").
             WHEREAS, the Company desires to acquire certain rights to technology currently held by Protatek by virtue of certain research and license agreements that have previously been entered into with the University; and
             WHEREAS, Protatek is willing to assign its rights under such research and license agreements to the Company in exchange for equity in the Company; and
             WHEREAS, the University desires to consent to such assignment in exchange for equity in the Company;
             NOW THEREFORE, for and in consideration of the mutual covenants and obligations assumed by the parties hereto, it is agreed as follows:
              1. Assignment
                 ----------
             Effective as of the date of this Agreement, Protatek hereby assigns to the Company all right, title and interest that Protatek holds as a party to the following research and license agreements (collectively, the Assigned Agreements"):
             A. Cooperative Research Agreement between the University and Protatek dated August 1, 1988;
             B. License Agreement between the University and Protatek dated September 27, 1988, for C1 Esterase Inhibitor; and

                    C.    License Agreement between the University and
                                                                -
         Protatek dated September 27, 1988, for alpha-1 Antichymotrypsin.
             This assignment by Protatek includes the assignment of any and all rights that Protatek may have to any discoveries, technology or inventions related to the subject matter of the Assigned Agreements, including any and all technology derived during the performance of Protatek's obligations under the Assigned Agreements.
              2. Consideration.

             A. To Protatek. In exchange for the foregoing assignment, the Company will issue to Protatek an aggregate of 1,098,039 shares of the Company's Common Stock which shares will initially represent twenty-eight percent (28%) of the total capital stock of the Company outstanding or reserved for initial issuance. Such Common Stock will be issued pursuant to a separate Stock Purchase Agreement in customary form to be executed by the parties as soon as reasonably possible, and certificates representing such shares of Common Stock will be delivered to Protatek promptly after the execution of such Stock Purchase Agreement.

             B. To the University and Certain University Faculty. In exchange for its consent to the foregoing assignment, the Company will issue to the University and provide an opportunity to purchase for certain
         faculty of the University, an [    ] aggregate shares shall of the
         Company's Common Stock, which shares will initially represent [    ]
         of the total capital stock of the Company outstanding or reserved for initial issuance. Specifically, the aforesaid aggregate shares shall be distributed directly to the University and certain faculty of the University as follows:

                   1.    To the University, [    ] shares, comprising
         [    ] of the total capital stock of  the Company outstanding or reserved for initial issuance;

             2.    To Dr. Harvey Rubin, Assistant Professor of Medicine, the
         opportunity to purchase [    ] shares, comprising [    ] of the total
         capital stock of the Company outstanding or reserved for initial issuance;

             3.    To Dr. Barry Cooperman, Professor of Chemistry, the
         opportunity to purchase [    ] shares shall, comprising [    ] of the
         total capital stock of the Company outstanding or reserved for initial issuance;

                   4.    To Dr. Norman Schechter, Research Professor
         of Dermatology, the opportunity to purchase [    ] shares
         comprising [        ] of the total capital stock of the Company
         outstanding or reserved for initial issuance; and

             5.    To Dr. Zhai-Mei Wang, Research Associate for Infectious
         Diseases, the opportunity to purchase [    ] shares comprising [    ]
         of total capital stock of the Company outstanding or reserved for initial issuance.

         Such Common Stock will be issued pursuant to separate Stock Purchase Agreements in customary form to be executed by the parties as soon as reasonably possible, and certificates representing such shares of Common Stock or the opportunity to purchase such Common Stock will be delivered to the University and the faculty identified above, respectively, promptly after the execution of such Stock Purchase Agreements.

             In further consideration to the University, Company and University agree to renegotiate in good faith a revised License Agreement for alpha-1 Antichotrypsin and C-1 Esterase Inhibitor to substitute for the Agreements referenced in Paragraphs 1.B and 1.C, and a Collaborative Research Agreement to substitute for the agreement referenced in Paragraph 1.A.

             Protatek and the UniVersity hereby agree to execute such documents as are reasonably necessary in the opinion of counsel to the Company to permit the Company lawfully to convey the appropriate equity of the Company to Protatek and the University, respectively. Protatek and the University acknowledge and agree that the shares o~ Colon Stock issued to them will be subject to substantial restrictions on transfer and are being acquired solely for investment purposes.

              3.    Acceptance and Consent of Assiqnments.
                    -------------------------------------

             The Company hereby accepts the foregoing assignment by Protatek and agrees to be bound to all of the provisions therein and to convey the consideration described above to each party. The University hereby consents to the assignment of the Assigned Agreement to the Company, including any rights that may have arisen during the course of Protatek's performance under the Assigned Agreements.

              4.    Miscellaneous Provisions.
                    ------------------------

             This Agreement shall be governed for all purposes by the law of the State of Delaware as it applies to contracts between Delaware residents, made and to be performed entirely within the State of Delaware.

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

         PI RESEARCH CORPORATION        PROT~~NTE~A~ONAL, INC. A .


          /s/ Robert J. Runze         /s/ Roger Headrick
         ------------------------    ----------------------------
         Robert J.Kunze,President    Roger Headrick, President




         THE TRUSTEES OF THE UNIVERSITY
         OF PENNSYLVANIA


         /s/  Stephen M. Sammut
         -----------------------------
         Stephen M. Sammut, Director
         Center for Transfer Technology

                 Attachment F: PIRC/Penn Collaborative Research Agreement
                                           of 3/1/91

                                     Signature Version

                             COLLABORATIVE RESEARCH AGREEMENT
                             --------------------------------

              This COLIABORATIVE RESEARCH AGREEMENT is made as of the First day of March, 1991 by and between THE TRUSTEES OF THE UNIVERSITY OF PENNSYLVANIA, a nonprofit corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the "University"), and PI Research Corporation, a corporation organized and existing under the laws of Delaware ("Sponsor").

                                         RECITALS
                                         --------

              A. Dr. Harvey Rubin, a faculty member and Assistant Professor of Medicine of the University, has performed research in the field of human protease inhibitors under a cooperative research agreement, dated October 1, 1987, with Protatek International, Inc.("Protatek"), a company then based in Minneapolis, MN.

              B. University entered into two license agreements with University for inventions made under the cooperative research agreement.

              C. Protatek contemplates assigning its rights under the cooperative research agreement and the two license agreements to Sponsor.

              D. University and Sponsor contemplate entering into a revised license agreement ("License Agreement"), which will replace the two previous license agreements referred to in recital C above.

              E. Sponsor has undertaken and fulfilled the obligations of Protatek to University under the October 1, 1987 Cooperative Research Agreement, which has terminated.

              F. Sponsor desires to support and collaborate on additional research with Dr. Rubin, such research to be performed in accordance with the terms and conditions of this Agreement.

              G. Sponsor further desires to obtain an option to license certain of the results of the research performed collaboratively under this Agreement on terms substantially similar to those contained in the License Agreement.

              H. The research and development program contemplated by this Agreement is of mutual interest to Sponsor and the University and furthers the educational, scholarship and research objectives of the University as a nonprofit, tax-exempt educational institution.

          Collaborative Research Agreement between PIRC and Penn              2

              NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE 1: DEFINITIONS

              1.1 The following terms as used herein shall have the following meanings:

          1.1.1 "Confidential Information, means (i) the University Inventions,
                -------------------------
          (ii) the Joint Inventions, (iii) Sponsor Inventions, (iv) any information or material in tangible form that is marked as confidential or proprietary by the furnishing party at the time it is delivered to the receiving party, and (v) information that is furnished orally if the furnishing party identifies such information as confidential or proprietary when it is disclosed and promptly confirms such designation in writing within 30 days after such disclosure.

              1.1.2 "Collaborative Research" means the research and development
                    -----------------------
          program related to human protease inhibitors, as more fully described in Attachment 1 to this Agreement, as such may be modified by mutual agreement of the parties in writing.

              1.1.3 "Effective Date" of this Agreement is March 1, 1991.
                      ---------------

              1.1.4 "Inventions" mean and include all technical information,
                    -----------
          trade secrets, developments, discoveries, know-how, methods, techniques, formulae, processes and other proprietary ideas, whether or not patentable or copyrightable, that are discovered, developed or reduced to practice in the performance of the Collaborative Research.

              1.1.5 "Joint Inventions" mean Inventions made or conceived jointly
                    -----------------
          by employees of the University and Sponsor.

              1.1.6 "Principal Investigators" mean the individuals designated in
                    ------------------------
          accordance with Section 92.3 hereof.

              1.1.7 "Research Inventions" mean the Joint Inventions, Sponsor
                     -------------------
          Inventions and University Inventions.

              1.1.8 "Sponsor Inventions" mean Inventions made or conceived
                     ------------------
               solely by employees of Sponsor.

              1.1.9 "University Inventions" mean Inventions made or
                    ----------------------
               conceived solely by employees of the University.

                   1.1.10 ~University Principal Investigator" or "University
                          ---------------------------------     -----------
               Investigators" refers respectively to the Principal Investigator,
               -------------
               Harvey Rubin, M.D., Ph.D., Assistant Professor of Medicine at University, and to Investigators, Barry S. Cooperman, Ph.D., Professor of Chemistry, Norman Schechter, Ph.D., Research

          Collaborative Research Agreement between PIRC and Penn              3

          Professor of Dermatology and Zai-Mei Wang, Ph.D., Research Associate Infectious Diseases, all at University.

                               ARTICLE 2: SPONSORED RESEARCH

              2.1 Statement of Work. The parties hereto agree to use reasonable
                  -----------------
          efforts to conduct the Collaborative Research with funds made available by Sponsor. Each party shall furnish the appropriate personnel, materials, services, facilities and equipment for the performance of the Collaborative Research. The University is under no obligation to fund any of the Collaborative Research.

              2.2 Conduct and Supervision of Collaborative Research. The parties
                  -------------------------------------------------
          shall cooperate fully in the conduct and supervision of the Collaborative Research. Each party acknowledges that the other makes no express or implied warranties, representations or guarantees with respect to the completion, success or particular results of the Collaborative Research.

               2.3 Participation of Principal Investigators.
                   ----------------------------------------

              2.3.1 Dr. Harvey Rubin, an employee of University, and an employee of Sponsor to be designated in the future who shall be acceptable to University, shall serve as Principal Investigators for the Collaborative Research and shall be responsible for the administration and supervision of the Collaborative Research. The Principal Investigators shall meet at reasonable intervals, in mutually convenient locations to review the findings and the progress of the Collaborative Research.

              2.3.2 If the services of a Principal Investigator become unavailable to a party for any reason, that party shall be entitled to designate another member of its staff or faculty who is acceptable to both parties to serve as a Principal Investigator of the Collaborative Research. If a substitute Principal Investigator has not been designated within sixty (60) days after an original Principal Investigator ceases his or her services under this Agreement, either party may terminate this Agreement upon written notice thereof to the other party.

               2.4 Access to Facilities
                   --------------------

              Each party shall permit visits and inspections to its facilities, and observation of the work being performed in connection with the Collaborative Research program, by the employees and consultants of the other parties engaged in the performance of Collaborative Research. All such visiting personnel shall be subject to the health and safety regulations of the facility in question, and to the execution of appropriate agreements regarding non-disclosure of Confidential Information.

          Collaborative Research Agreement between PIRC and Penn              4

                             ARTICLE 3: PERIOD OF PERFORMANCE

              3.1 Period of Performance. The initial term of the Collaborative
                  ---------------------
          Research shall be for [    ] from the Effective Date of this
          Agreement, unless terminated sooner pursuant to Section 7.1 hereof. This Agreement may be extended or renewed only by written agreement of both parties.

                                 ARTICLE 4: FUNDING, ETC.

              4.1 Funding. To support the Collaborative Research of the
                  -------
          University, Sponsor shall pay the University the amounts set forth in Attachment 1 hereto for the initial term of the Collaborative Research. Funding amounts for any renewal term shall be determined by the parties if and when the determination to renew is made under
          Article 3 hereof.

              4.2 Payment. Sponsor shall make monthly payments on a pro rata
                  -------
          basis in accordance with Attachment 1 by check made payable to "The Trustees of the University of Pennsylvania," mailed to the University at the address identified in Section 9.5 hereof.

              4.3 Additional Funds. The total of the payments set forth in
                  ----------------
          Attachment A (the "Payment Ceiling") represents an estimate only and not a guarantee of the cost to support the University's research Activities during the initial term of the Collaborative Research. The University may submit a request to Sponsor for additional funds at such time as the University's share of the Collaborative Research costs may reasonably be projected to exceed the Payment Ceiling. Sponsor shall not be liable for, and the University shall not incur, expenditures in excess of the Payment Ceiling unless Sponsor approves such additional expenditure in writing and funds such additional expenditure in advance. The University shall not be required to complete the Collaborative Research in the event that (i) the Payment Ceiling proves insufficient for that purpose, and (ii) Sponsor determines not to increase the Payment Ceiling to an amount adequate to complete the Collaborative Research. Any amounts paid by Sponsor under this Agreement are nonrefundable, except as provided in Section
          7.2 hereof. Payments made by Sponsor under this Section fulfill the diligence obligations of the Licenses under Section3.3(a) of the License Agreement.

              4.4 University Record Keeping and Reports to Sponsor. The
                  ------------------------------------------------
          University shall keep accurate records and books of account relating to amounts paid to it by Sponsor hereunder, which are to be available to authorized representatives of Sponsor upon reasonable written notice during the University's regular business hours. The parties shall consult and render progress reports to one another quarterly during the term of the Collaborative Research and shall render to one another a complete final report on the results of the Collaborative Research within

          Collaborative Research Agreement between PIRC and Penn              5

          one hundred twenty (120) days following termination of the Collaborative Research.

              4.5 Equipment. Title to any equipment purchased, built or
                  ---------
          manufactured by the University, its Principal Investigator or University Investigators in the performance of the Collaborative Research shall vest in the University and any such equipment shall be and remain the property of the University following termination of the Collaborative Research.

                      ARTICLE 5: INVENTIONS, OPTION TO LICENSE, ETC.

              5.1 Disclosure of Inventions. Each party shall provide promptly to
                  ------------------------
          the other a complete written disclosure of any Research Invention reasonably considered patentable.

               5.2 Prosecution of Patents.
                   ----------------------

              5.2.1 University Inventions. The University shall be responsible
                    ---------------------
          for and shall control the preparation, prosecution and maintenance of all patents and patent applications related to a University Invention. Sponsor shall advise the University, no later than thirty (30) days after receipt of disclosure of a University Invention whether it requests the University to file and prosecute a patent application related to such University Invention. Sponsor shall reimburse the University for all documented expenses (including legal fees, filing and maintenance fees or other governmental charges) incurred in connection with the filing, prosecution and maintenance of any patents and patent applications that Sponsor requests the University to prosecute hereunder. Sponsor and the University shall mutually determine the countries where the patents and patent applications related to University Inventions will be prosecuted and maintained. If Sponsor declines to pay for filing, prosecution and maintenance costs in any jurisdiction, the University may do so at its cost and expense but such patents and patent applications shall be excluded from Sponsor's option to license under Section 5.4 hereof. If the University elects not to file, prosecute or maintain any patent or patent application related to a University Invention, Sponsor shall then have the right to file, prosecute or maintain the patent or patent application at its own expense.

              5.2.2 Joint Inventions and Sponsor Inventions. Sponsor shall be
                    ---------------------------------------
          responsible for and shall control, at its own cost, the preparation, prosecution and maintenance of all patents and patent applications related to a Joint Invention or a Sponsor Invention. Sponsor shall advise the University no later than thirty (30) days after disclosure of a Joint Invention by either party whether it intends to file and prosecute a patent application related to the Joint Invention. If Sponsor declines to file and prosecute a patent application for a Joint Invention in any jurisdiction, the University may do so at its cost and expense but such patent application and patent shall be excluded

          Collaborative Research Agreement between PIRC and Penn             6

          from Sponsor's option to license under Section 5.4 hereof.

              5.2.3 Other Proprietary Rights. The filing and prosecution of
                    ------------------------
          copyright, trademark and other intellectual property protection related to the Research Inventions shall be subject to the provisions of this Section 5.2.

              5.2.4 Cooperation. Each party shall cooperate with the other party
                    -----------
          to execute all lawful papers and instruments and to make all rightful oaths and declarations as may be necessary in the preparation and prosecution of all patents and other filings referred to in this
          Article 5.

               5.3 Ownership.
                   ---------

              (a) The University shall retain all right, title and interest in and to the University Inventions and any patent applications, patents, copyrights and other protection related thereto, regardless of which party prepares, prosecutes or maintains the patent applications, patents, copyrights or other protection related to the University Inventions.

              (b) Sponsor shall retain all right, title and interest in and to the Sponsor Inventions and any patent applications, patents, copyrights and other protection related thereto.

              (c) Sponsor and the University shall retain all right, title and interest in and to the Joint Inventions and each shall have an equal undivided partial interest in any such Joint Invention and any resulting patent applications, patents, copyrights and other protection issued or granted thereon, regardless of which party prepares, prosecutes or maintains the patent applications, patents, copyrights or other protection related to the Joint Inventions.

              (d) Each party shall maintain policies for its employees or agreements with all of its employees assigned to conduct Collaborative Research, and all third party contractors engaged in connection with the Collaborative Research project, providing for the assignment to such party of all rights of such employee, consultant, or contractor with respect to inventions made or other technology rights developed in the course of such person's employment or other engagement by the party which relate to the Collaborative Research.

              5.4 Option to License. In consideration of Sponsor's funding of
                  -----------------
          the Collaborative Research, Sponsor shall have the option to acquire an exclusive, worldwide, royalty-bearing license to practice any University Invention or Joint Invention and any patents or patent applications related thereto and to make, have made, use and sell products using or incorporating a University Invention or Joint Invention pursuant to the terms of the License Agreement, as supplemented or amended by the provisions of Attachment 2 hereto. Sponsor's option must be

          Collaborative Research Agreement between PIRC and Penn             7

          exercised by written notice to the University within three months after the disclosure of a University Invention or Joint Invention to Sponsor under Section 5.1 hereof. If Sponsor timely exercises its option, Sponsor and the University will promptly execute an amendment to the License Agreement as to each University Invention or Joint Invention for which the Sponsor has exercised its option. If Sponsor fails to timely exercise its option, or if Sponsor and the University fail to execute an amendment to the License Agreement within nine (9) months after disclosure of the University Invention or Joint Invention to Sponsor, the University shall be free to license the University Invention or Joint Invention to any party upon such terms as the University deems appropriate, without any further obligation to Sponsor.

              5.5 Retained Rights of U.S. Government. Any license granted to
                  ----------------------------------
          Sponsor pursuant to Section hereof shall be subject to the rights of the United States government reserved under Public Laws 96-517, 97-256, and 98-620, codified at 35 U.S.C. 200-212, and any regulations issued thereunder.

              5.6 Grant of License to Sponsor Technology. Sponsor hereby grants
                  --------------------------------------
          to the University a license, without right of sublicense, to use, but not to make, have made or sell and solely for the limited purpose of engaging in the Collaborative Research, any trade secrets, information, know-how or other proprietary ideas obtained or developed by Sponsor outside of the performance of the Collaborative Research that Sponsor, solely in its discretion, discloses to the University for the purpose of assisting the University in performing the Collaborative Research.

                        ARTICLE 6: CONFIDENTIALITY AND PUBLICATION

              6.1    Confidentiality. Sponsor shall maintain in confidence and
                     ---------------
          shall not disclose to any third party the Confidential Information of the University received pursuant to this Agreement, without the prior written consent of the University. The foregoing obligation shall not apply to:

                         6.1.1.1  information  that  is   known  to  Sponsor  or
                         independently developed by Sponsor prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed to the University upon receipt of the Confidential Information;

                         6.1.1.2 information disclosed to Sponsor by a third party that has a right to make such disclosure;

          Co11aborative Research Agreement between PIRC and Penn              8

                         6.1.1.3 information that becomes patented, published or otherwise part of the public domain as a result of acts by the University or a third person obtaining such information as a matter of right; or

                         6.1.1.4 information that is required to be disclosed by order of the U.S. Food and Drug Administration or similar authority or a court of competent jurisdiction; provided that the parties shall use their best efforts to obtain confidential treatment of such information by the agency or court.

              6.1.2. Sponsor will take all reasonable steps to protect the Confidential Information of the University with the same degree of care Sponsor uses to protect its own confidential or proprietary information. Without limiting the foregoing. Sponsor shall ensure that all of its employees having access to the Confidential Information of the University are obligated to abide by Sponsor's obligations hereunder.

              6.1.3. The University shall not be obligated to accept any Confidential Information of Sponsor. If Sponsor desires to furnish any such Confidential Information to the Principal Investigator or other University personnel, Sponsor may request such individual to sign a confidentiality agreement with Sponsor in the form of Attachment 3 hereto. The University bears no institutional responsibility for maintaining the confidentiality of any Confidential Information of Sponsor.

               6.2 Publication.
                   -----------

              6.2.1. Sponsor acknowledges that the basic objective of research and development activities at the University is the generation of new knowledge and its expeditious dissemination. To further that objective, the University retains the right, at its discretion, to demonstrate, publish or publicize a description of the results of the Collaborative Research or any University Invention or Joint Invention, subject to the provisions below.

              6.2.2. Should the University desire to disclose publicly, in writing or by oral presentation, the results of the Collaborative Research or any University Invention or Joint Invention for which a patent application has not been filed, the University shall notify Sponsor in writing of its intention at least thirty (30) days before submission of such material that

          Collaborative Research Agreement between PIRC and Penn              9

          would make such disclosure. The University shall include with such notice a description of the oral presentation or, in the case of a manuscript or other proposed written disclosure, a current draft of such written disclosure.

              6.2.3. With respect to University Inventions, Sponsor may request the University, no later than thirty (30) days following the receipt of the University's notice, to file a patent application, copyright or other filing related to such University Invention. All such filings shall be subject to the provisions of Section 5.2 of this Agreement. Upon receipt of such request, the University shall arrange for a short delay in publication, not to exceed sixty (60) days, to permit filing of a patent or other application by the University, or if the University declines to file such application, to permit Sponsor to make such a filing. If University receives no such request from Licensee to delay submission of material making such disclosure, University may submit such material for publication or presentation provided that University first confirms in a reasonable way that Licensee has received and reviewed material.

              6.2.4. With respect to a Joint Invention, Sponsor may request the University, no later than thirty (30) days following the receipt of the University's notice, to delay publication for a period not to exceed sixty (60) days to permit filing of a patent or other application by the Sponsor. All such filings shall be subject to the provisions of Section 5.2 of this Agreement.

              6.2.5. If the University desires to demonstrate, publish or publicize the results of the Collaborative Research or any University Invention of Joint Invention that is not patentable, and Sponsor objects to such proposed disclosure within the time period specified in Sections 6.2.3 or 6.2.4 above, the parties will negotiate in good faith to determine whether the proposed disclosure can be modified or withheld, consistent with the objectives of each party. In no event shall the University be prohibited from proceeding with any such publication.

              6.3. Use of Name. Neither party hereto shall directly or
                   -----------
          indirectly use the name of the other party, or the name of any trustee, director, officer or employee thereof, without the others written consent.

                                  ARTICLE 7: TERMINATION

               7.1 Termination.
                   -----------

              7.1.1 In addition to the termination right set forth in Section
          2.3.2 hereof, either party may terminate this Agreement effective upon written notice to the other party, if the other party breaches the
          terms of this Agreement and fails to cure Such breach within [    ]
          after receiving notice

          Collaborative Research Agreement between PIRC and Penn              10

          thereof.

              7.1.2 This Agreement shall automatically terminate if Sponsor becomes insolvent or voluntary or involuntary proceedings by or against Sponsor are instituted in bankruptcy or under any insolvency law, or a receiver or custodian is appointed for Sponsor, or proceedings are instituted by or against Sponsor for corporate reorganization or the dissolution of Sponsor, which proceeding, if
          involuntary, shall not have been dismissed within [    ] after the
          date of filing or Sponsor makes an assignment for benefit of creditors, or substantially all of the assets of Sponsor are
          seized or attached and not released within [    ] thereafter.

              7.1.3 In addition, either party may terminate this Agreement for
          any reason upon [    ] prior written notice to the other party.

              7.2. Effect of Termination. In the event of termination of this
                   ---------------------
          Agreement prior to its stated term whether for breach or for any other reason whatsoever, the University shall be entitled to retain from the payments made by Sponsor prior to termination the University's reasonable costs of concluding the work in progress. Allowable costs include, without limitation, all costs or noncancellable commitments incurred prior to the receipt of, or issuance by, the University of the notice of termination, and the full cost of each student and faculty member supported hereunder through the end of the academic semester in which the effective date of termination fails. In the event of termination, the University shall submit a final report of all costs incurred and all funds received under this Agreement within sixty (60) days after the effective termination date. The report shall be accompanied by a check in the amount of any excess of funds advanced over costs and allowable commitments incurred.

              7.3. Survival. Termination of this Agreement shall not affect the
                   --------
          rights and obligations of the parties accrued prior to termination hereof. The provisions of Articles 5, 6, 8 and 9 shall survive such termination.

                               ARTICLE 8: DISCLAIMERS, ETC.

              8.1. No Warranties. THE UNIVERSITY MAKES NO WARRANTIES, EXPRESS OR
                   -------------
          IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDUCT OF THE COLLABORATIVE RESEARCH, OR THE CONDITION OF ANY INVENTION(S) OR PRODUCT(S), WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT, OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE COLLABORATIVE RESEARCH OR ANY SUCH INVENTION OR PRODUCT. THE UNIVERSITY SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES SUFFERED BY SPONSOR OR ANY OTHER PERSON RESULTING FROM THE COLLABORATIVE RESEARCH OR THE USE OF ANY SUCH INVENTION OR PRODUCT.

          Collaborative Research Agreement between PIRC and Penn              11

              8.2 Indemnity.  The indemnification or reimbursement rights and
                  ---------
          obligations of the parties hereto shall be governed by Sections 6.2 and 6.3 of the License Agreement.

                                  ARTICLE 9: ADDITIONAL PROVISIONS

               9.1 Arbitration.
                   -----------

              9.1.1 Except as provided in Section 6.4 hereof, all disputes arising between the University and Sponsor under this Agreement shall be settled by arbitration conducted in the English language in accordance with the Commercial Arbitration Rules of the American Arbitration Association relating to voluntary arbitrations with a panel of three (3) arbitrators. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. Any arbitration proceeding instituted under this Agreement shall be brought in Philadelphia, Pennsylvania.

              9.1.2 Any award rendered by the arbitrators shall be final and binding upon the parties hereto. Judgment upon the award maybe entered in any court of record of competent jurisdiction. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared unless the arbitrators assess as part of their award all or any part of the arbitration expenses of one party (including reasonable attorneys' fees) against the other party.

              9.9- Assignment. No rights hereunder may be assigned by Sponsor,
                   ----------
          directly, unless by merger or acquisition of Sponsor, without the express written consent of the University; provided, however, that Sponsor may assign the same to an Affiliate that assumes all obligations of Sponsor under this Agreement or to any entity in connection with any merger, acquisition or sale of all or substantially all of its business related to this Agreement. Any prohibited assignment of this Agreement on the rights hereunder shall be null and void. No assignment shall relieve Sponsor of responsibility for the performance of any accrued obligations which it has prior to such assignment, unless the 'University consents in writing to release of such accrued obligations. This Agreement shall inure to the benefit of permitted assigns of Sponsor.

              9.3 No Waiver. A waiver by either party of a breach or violation
                  ---------
          of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or a waiver of any breach or violation of any other provision of this Agreement.

              9.4 Independent Contractor. Nothing herein shall be deemed to
                  ----------------------
          establish relationship of principal and agent between the University and Sponsor, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as

          Collaborative Research Agreement between PIRC and Penn              12

          constituting the University and Sponsor as partners, or as creating any other form of legal association or arrangement which would impose liability upon one party for the act or failure to act of the other party.

              9.5 Notices. Any notice under this Agreement shall be sufficiently
                  -------
          given if-sent in writing by prepaid first class, certified or registered mail, return receipt requested, addressed as follows:

               If to the University:

                    Center for Technology Transfer
                    University of Pennsylvania
                    133 South 36th Street
                    Philadelphia, PA 19104
                    Attn: Director

               cc: Office of the General Counsel
                   110 College Hall
                   University of Pennsylvania
                   Philadelphia, PA 19104
                   Attn: General Counsel

               cc: Dr. Harvey Rubin
                   Assistant Professor
                   Department of Medicine
                   Hospital of the University of Pennsylvania
                   3400 Spruce Street
                   Philadelphia, Pa 19104

          If to Sponsor:

                    P I Research Corporation
                    c/o Mr. Robert Kunze
                    Hambrecht & Quist Life Science Venture Partners One Bush Street
                    San Francisco, CA 94101
                    Attn:  Chief Executive Officer

          with copy to:
                    Hambrecht & Quist Life Science
                        Venture Partners
                    One Bush Street
                    San Francisco, CA 94104
                    Attn:   Mr. Robert Kunze

          with copy to:
                    Cooley Godward Castro Huddleson & Tatum
                    One Maritime Plaza, 20th Floor
                    San Francisco, CA 94111
                    Attn:  Kenneth L. Guernsey, Esq.

          Collaborative Research Agreement between PIRC and Penn              13

              9.6 Entire Agreement; Changes. This Agreement embodies the entire
                  -------------------------
          understanding between the parties relating to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral. This Agreement may not be varied except by a written document signed by duly authorized representatives of both parties.

              9.7 Severability. Any of the provisions of this Agreement which
                  ------------
          are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions hereof or affecting the validity or unenforceability of any of the terms of this Agreement in any other jurisdiction.

              9.8 Headings. The headings and captions used in this Agreement are
                  --------
          for convenience of reference only and shall not affect its constructions or interpretation.

              9.9 No Third Party Benefits. Nothing in this Agreement, express or
                  -----------------------
          implied, is intended to confer on any person other than the parties of their permitted assigns, any benefits, rights or remedies.

              9.10 Governing Law. This Agreement shall be construed and governed
                   -------------
          in accordance with the laws of the State of Delaware, without giving effect to conflict of law provisions.

              9.11 Counterparts. This Agreement shall become binding when any
                   ------------
          one or more counterparts hereof, individually or taken together, shall bear the signatures of the University and Sponsor. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signatures appears thereon, but all of which taken together shall constitute but one and the same instrument.

              9.12 Independent Research. This Agreement shall not be construed
                   --------------------
          to limit the freedom of individuals participating in the Collaborative Research to engage in any other research.

              9.13 Nondiscrimination. The University and Sponsor shall not
                   -----------------
          discriminate against any employee or applicant for employment because of race, color, sex, sexual or affectational preference, age, religion, national or ethnic origin, or handicap.

              9.14 Force Majeure. Neither party shall be liable for any
                   -------------
          failure to perform as required by this Agreement to the extent such failure to perform is due to circumstances reasonably beyond such party's control, including, without limitation, labor disturbances or labor disputes of any kind, accidents, failure of any governmental approval required for full performance, civil disorders or commotions, acts of aggression acts of God, energy or other conservation measures imposed by law or regulation,

          Collaborative Research Agreement between PIRC and Penn              14

          explosions, failure of utilities, mechanical breakdowns, material shortages, disease, or other such occurrences.

              IN WITNESS WHEREOF, the duly authorized representatives of the parties hereby execute this Collaborative Research Agreement as of the date first above written.

          FOR THE TRUSTEES OF THE        FOR THE SPONSOR
          UNIVERSITY OF PENNSYLVANIA


          /s/ Stephen M. Sammut          /s/ Robert Kunze
          --------------------------     --------------------------
             Stephen M. Sammut           Robert Kunze
            Director, Center for              Chairman
             Technology Transfer

          Agreed to and Acknowledged:


          /s/ Dr. Harvey Rubin           /s/ Dr. Barry Cooperman
          --------------------------     --------------------------
          Dr. Harvey Rubin               Dr. Barry Cooperman
          Principal Investigator.        Investigator


          /s/ Dr. Norman Schechter        /s/ Dr. Zhai-Mei Wang
          --------------------------     --------------------------
          Dr. Norman Schechter            Dr. Zhai-Mei Wang
          Investigator                    Investigator

          Collaborative Research Agreement between PIRC and Penn              15

          Attachment 1

                         Description of the Collaborative Research
                         -----------------------------------------
                                 and Schedule of payments
                                 ------------------------

          Summary of Proposed Research


   [













                                                                  ]

                   Collaborative Research Agreement
          PI Research Corporation/University of Pennsylvania

        Budget for the period March 1, 1991 to February 29, 1992


   [













                                                                  ]

          Collaborative Research Agreement between PIRC and Penn              16

                                       Attachment 2

                          Additional Terms for License Agreement
                          --------------------------------------

              B.            In the event that Sponsor exercises its option
          under Section 5.4 of the Agreement to obtain an exclusive license in or to a University Invention or to the University's undivided interest in a Joint Invention (collectively, "Additional Licensed Technology") that are not included under the definition of Licensed Patents in the
          License Agreement and/or are not related to [    ], the
          parties shall execute a written addendum to the License Agreement making Additional Licensed Technology subject to all the terms and conditions of the License Agreement with the exception that Minimum Royalties for Additional Licensed Technology as otherwise described in Paragraph 3.4 of the License Agreement shall be administered according to the following schedule:

                     Minimum Royalty          Year Beginning
                     ---------------          --------------

                        [    ]                [    ] Anniversary of
                                                     Addendum
                        [    ]                Each Anniversary of Addendum
                                              thereafter

              B. 1.2. University shall not receive an up-front payment or additional stock for Additional Licensed Technology. Royalties will be paid on Additional Licensed Technology to the extent that such Additional Licensed Technologies are incorporated in the sale of Licensed Products.

          Collaborative Research Agreement between PIRC and Penn              17

          Attachment 3

              Form of Confidentiality Agreement
          -------------------------------------

                                 CONFIDENTIALITY AGREEMENT

             (Acceptable Form Under Paragraph 8.1 (c) of License Agreement and
                   Paragraph 6.1.3 of Collaborative Research Agreement)

              This Agreement is by and between ______________________ an employee of the University of Pennsylvania ("the University" located in Philadelphia, PA 19104 (hereinafter referred to as"Recipient"); and PI Research Corporation, a corporation organized and existing under the laws of Delaware (hereinafter referred to as "Company").

                                         RECITALS

              WHEREAS, a License Agreement, dated October 1, 1991 and a Collaborative Research Agreement dated March 1, 1991 are in place between the University and Company in the field of protease inhibitors with Recipient serving as an Investigator or other researcher for the University; and

              WHEREAS, Company anticipates conducting research in, or working with third parties that are conducting research in, the field of protease inhibitors, and may develop or have access to a body of technical, economic and business information and/or material samples (hereinafter collectively referred to as "Information") which Company considers proprietary; and

              WHEREAS, in order for Company to conduct research under the Collaborative Research Agreement with University, or for Company to facilitate the transfer of technology under the License Agreement, it may be necessary for Company to disclose to and/or provide Recipient with Information; and

              WHEREAS, the University bears no institutional responsibility to receive or maintain in confidence such Information, but will allow Recipient to enter this Agreement on an individual basis in connection with the Collaborative Research Agreement and the License Agreement; and

              WHEREAS, Recipient is willing to accept as an individual Information from Company under the terms and conditions set forth herein in order to conduct the work contemplated by the Collaborative Research Agreement and/or participate in the transfer of technology from University to Company under the License Agreement (hereinafter collectively referred to as "Program Performance").
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          Confidentiality Agreement                                      Page 2

              NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties do agree as follows:

              1. When Information is clearly marked "Confidential or later confirmed in writing to be confidential, Recipient agrees to keep the Information in strict confidence and not to disclose or otherwise use the Information for any purpose other than Program Performance without the prior written consent of Company. Accordingly, Recipient agrees to take all reasonable precautions to prevent the unauthorized disclosure to any third party of the Information received from Company. Recipient agrees to disclose such Information only to University employees and solely to those University employees who:

               (a) Recipient knows have entered into a confidentiality agreement in the form of this Agreement which was signed by Company and which concerns the Information; and

              (b) need to know the Information because they are assisting Recipient in the Program Performance.

              2. The above notwithstanding, Recipient's obligation of confidence with respect to the Information disclosed or developed hereunder shall not include:

                   (a) Information which, at the time of disclosure to

               Recipient, is published, known publicly or otherwise becomes part of the public domain, through no fault of Recipient;

                   (b) Information which, after disclosure to Recipient, is
               published or becomes known publicly or otherwise becomes part of the public domain through no fault of Recipient;

                   (c) Information which, prior to the time of disclosure to
               Recipient, is known to Recipient, as evidenced by Recipient's written records; and

                   (d) Information which has been disclosed to Recipient in good faith by a third party who has not, or is not, under any obligation of confidence or secrecy to Company at the time said third party discloses to Recipient.

              3. No rights or license to use any Information disclosed hereunder, either expressed or implied, is granted by Company.
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          Confidentiality Agreement                                    Page 3

              4. The obligations of confidentiality and nonuse set forth herein with respect to any particular Information shall remain in effect for a period of five (5) years after the date of disclosure of that Information, or for as long as Company has a documentable confidentiality obligation to a third party for Information disclosed to Recipient, whichever is longer.

              IN WITNESS WHEREOF, the parties intending to be legally bound have caused this Agreement to be executed by themselves or by their duly authorized representatives as of the last date written below.

          For PI Research Corporation               For Recipient


          By:                                       By:
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          Printed                                   Printed
          Name:                                     Name:
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          Title:                                    Date:
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          Date:
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